Exhibit 10.1

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

BETWEEN

IRET PROPERTIES (Seller)

AND

LSREF4 BISON ACQUISITIONS, LLC (Buyer)

THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION, NEGOTIATION AND SIGNATURE DOES NOT CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR AN OPTION FOR THE PROPERTY.

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

OFFICE PORTFOLIO

This AGREEMENT FOR SALE AND PURCHASE OF PROPERTY (this “Agreement”) is made and entered into effective as of the later date of signature set forth on the signature page (the “Contract Date”), by and between IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (the “Seller”)(1), and LSREF4 BISON ACQUISITIONS, LLC, a Delaware limited liability company (the “Buyer”).  The current notice address of each party is set forth in Section 16 below.

In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.                                          Definitions.  For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

(a)                                 Building.  The building(s) located on the Land.

(b)                                 Buyer’s Broker.  None; Buyer is not represented by a broker in this transaction.

(c)                                  Buyer’s Reimbursable Expenses. All actual, verifiable and reasonable out-of-pocket costs and expenses actually incurred by Buyer or its affiliates and paid to third-parties in connection with the transactions contemplated by this Agreement, including, without limitation, (i) Buyer’s Reimbursable Lender Expenses and (ii) legal costs and expenses and the costs and expenses actually incurred or charged by Hudson Americas LLC, for due diligence services rendered to Buyer in arm’s length transactions at third-party market rates in connection with this Agreement, but excluding any costs or expenses for which Buyer or its affiliates is actually reimbursed by an unaffiliated third party.

(d)                                 Buyer’s Reimbursable Lender Expenses. All actual, verifiable, and reasonable out-of-pocket costs and expenses actually incurred by Buyer or its Affiliates and paid to its lender (whether or not the Closing occurs) in connection with the transactions contemplated by this Agreement, including, without limitation, legal costs and expenses of lender’s counsel, any commitment fee, any commitment extension fee, and any expense reimbursements payable to Buyer’s lender, but excluding any costs or expenses for which Buyer or its Affiliates is actually reimbursed by an unaffiliated third party.

(e)                                  CAM Payments.  Reimbursements, payments, or escalations due under the Leases from the Tenants for Operating Expenses.

(f)                                   Closing.  The closing and consummation of the purchase and the sale of the Property pursuant hereto.

(1)  As used in this Agreement, “Seller” includes the subsidiary entities listed on Schedule 1 to this Agreement and which have executed a joinder signature page to this Agreement for purposes of agreeing to convey the Property owned by such entities.

(g)           Closing Agent.  Republic Title of Texas, Inc., a wholly owned subsidiary of First American Title Insurance Company, 2626 Howell Street, 10th Floor, Dallas, TX 75204, Attn: Janine Barber, which shall also act as escrow agent pursuant to the terms and conditions of this Agreement.

(h)                                 Closing Date.  The date on which the Closing occurs as provided in Section 10.1 hereof.

(i)                                     Closing Year.  The calendar year in which the Closing occurs.

(j)                                    Code.  The Internal Revenue Code of 1986, as amended.

(k)                                 Consideration.  Defined in Section 4.1.

(l)            Contract Date.  The date upon which this Agreement shall be deemed effective, which shall be the later date of signature of the parties set forth on the signature page.

(m)                             Debt.  The debt of Seller to Lender relating to the Property, as generally described on Exhibit 3.

(n)                                 Deeds.  The limited warranty deeds to be executed by Seller, in form reasonably approved by Buyer, Seller, and the Title Company.

(o)                                 Due Diligence Documents.  The documents and information set forth on Exhibit 2, to be provided to Buyer by Seller pursuant to Section 6.1 below.

(p)                                 Environmental Laws.  Any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, license, judgment, order, writ, common law rule (including, but not limited to, the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, state, territorial or national, at any time in force or effect relating to:  (i) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, ground water, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land; (ii) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances; (iii) the regulation of storage tanks or sewage disposal systems; or (iv) otherwise relating to pollution or the protection of human health or the environment.

(q)                                 Hazardous Substances.  All substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic, under the following federal statutes and their state counterparts, including any implementing regulations:  the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. §§ 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; or any other federal, state, or municipal statute, law or ordinance regulating or otherwise dealing with or affecting materials deemed dangerous or hazardous to human health or the environment; with petroleum and petroleum products including crude oil and any fractions thereof; with asbestos; and with natural gas, synthetic gas, and any mixtures thereof.

(r)                                    Improvements.  The Building and any other buildings, structures, sidewalks, drives, parking lots, landscaping and improvements located upon the Land, including all systems, facilities, fixtures, machinery, equipment and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, and water thereto (including all replacements or additions thereto between the Contract Date and the Closing Date).

(s)                                   Land.  Fee title absolute or such other specified estate listed on Exhibit 1 in each tract or parcel of land described in Exhibit 1, and all privileges, rights, easements, and appurtenances thereto belonging.

(t)                                    Leases.  Defined in Section 12 below.

(u)                                 Lender.  Mass Mutual Life Insurance Company, the lending institution to which the Debt is currently owed.

(v)                                 Operating Expenses.  Utility charges (including without limitation water, electricity, sewer, gas, and telephone), Taxes, special assessments, operation expenses, maintenance expenses, fees paid or payable under any licenses and permits in respect to the Property, and any other recurring costs or expenses relating or pertaining to the Property.

(w)                               Personal Property.  The tangible and intangible personal property owned by Seller and located at, or used in connection with, the Property (if any), including, without limitation, all warranties, guarantees, plans, specifications, documents, instruments, licenses, permits, approvals, authorizations, certificates (including certificates of occupancy), and operating manuals associated with the construction and operation of the Improvements, together with all replacements or additions thereto between the Contract Date and the Closing Date.

(x)                                 Property.  All of Seller’s right, title and interest in, to and under the following: (i) the Land; (ii) the Improvements; (iii) the Leases; (iv) the Personal Property; and (v) the Surviving Service Contracts.

(y)                                 Prorate.  The division of income and expenses of the Property between Seller and Buyer based on their respective periods of ownership during the Closing Year and as of 12:01 a.m. local time where the Land is located on the Closing Date.

(z)                                  Rent.  All (i) rent payable by Tenants pursuant to Leases (including without limitation fixed, minimum and base rents, and CAM Payments), (ii) if any, all parking and storage revenue, and (iii) if any, all other income generated by or otherwise derived from the Property.

(aa)                          Security Deposits.  All security deposits under the Leases, including any accrued interest required by the Leases or applicable law, but excluding any such sums that have been properly applied pursuant to applicable law prior to Closing toward Tenant defaults.

(bb)                          Seller’s Broker.  CBRE, Inc., who is representing Seller in this transaction.

(cc)                            Seller’s Knowledge.  Is defined in Section 7.2.

(dd)                          Service Contracts.  All of the service contracts that relate or pertain to the Property, or the operation or maintenance thereof, if any.

(ee)                            Taxes.  All general real estate (including special assessments), ad valorem, sales, and personal property taxes assessed against the Property.

(ff)                              Tenants.  The tenants under the Leases.

(gg)         Tenant Estoppel Certificates.  The estoppel certificates that Seller shall obtain from specified Tenants and deliver to Buyer, as provided in Section 9 hereof.

(hh)                          Title Commitments.  Commitments for ALTA Owner’s Title Insurance Policies for the Property, issued by Title Company in the full amount of the Consideration, agreeing to insure title to the Property on or after the Contract Date, showing Seller as owner of the Property, and indicating the conditions upon which Title Company will issue full extended coverage over all general title exceptions contained in such policies, and including such endorsements as Buyer may request.

(ii)           Title Company.  Republic Title of Texas, Inc., a wholly owned subsidiary of First American Title Insurance Company, 2626 Howell Street, 10th Floor, Dallas, TX 75204, Attn: Janine Barber.  The parties agree that the Title Company shall issue the Title Commitments and the Title Policies.

Section 2.                                        Agreement to Sell and to Purchase.  Subject to and in accordance with the terms, conditions and provisions hereof, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller.

Section 3.                                          Earnest Money.

3.1                               Deposit and Disposition.  Within 2 business days after the Contract Date, Buyer will deposit with Closing Agent the cash sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (the “Earnest Money”).  The Earnest Money shall be held by Closing Agent until disbursed as set forth in this Agreement.  Buyer shall execute and deliver any appropriate W-9 forms requested by Closing Agent.  If Buyer acquires the Property, then the Earnest Money shall be paid to Seller and applied as a credit against the Consideration.  If all of the conditions precedent set forth in this Agreement are not met or resolved, or if Buyer terminates this Agreement as expressly permitted pursuant to the provisions hereof, then Closing Agent shall return the Earnest Money to Buyer.  If all of the conditions precedent set forth in this Agreement have been satisfied or waived by Buyer, and if thereafter Buyer fails to acquire the Property pursuant to the terms of this Agreement, then the Earnest Money shall be delivered to Seller and shall be retained by Seller as liquidated damages.  If there is a dispute between Buyer and Seller as to the distribution of the Earnest Money, or if for any other reason Closing Agent in good faith elects not to make any such disbursement, then Closing Agent shall continue to hold the Earnest Money until otherwise directed by written instructions executed both by Seller and Buyer, or by a final judgment of a court of competent jurisdiction.  Upon request, Buyer and Seller shall execute Closing Agent’s standard earnest money escrow agreement; provided, however, that if there is any conflict or inconsistency between such escrow agreement and this Agreement, then this Agreement shall control.

3.2                               Investments.  Following the collection of the Earnest Money, Closing Agent shall, at the written request of Buyer, invest the Earnest Money in:  (a) obligations of the United States government, its agencies or independent departments; (b) certificates of deposit issued by a banking institution with assets in excess of $1 billion and with which Closing Agent has a substantial banking relationship; or (c) either a non-interest bearing account providing F.D.I.C. insurance in the full amount of the Earnest Money, or an interest-bearing account at a banking institution with assets in excess of $1 billion, and with which Closing Agent has a substantial banking relationship.  No investment of the Earnest Money shall have a maturity date beyond the Closing Date.

Section 4.                                          Consideration and Prorations.

4.1                               Consideration.  The “Consideration” shall be the sum of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00).(2)  The parties shall make the prorations and allocations set forth in this section as a credit or debit to the Consideration.  Provided that Buyer assumes the Debt at Closing pursuant to Section 4.4 below, the principal balance of the Debt on the Closing Date shall be a credit toward the Consideration.  The balance of the Consideration shall be paid by Buyer to Escrow Agent, to be released to Seller at Closing, by wire transfer of immediately available funds by not later than 1:00 p.m. Central Time.  In the event that the balance of the Consideration is released to Seller after 1:00 p.m. Central Time on the Closing Date through no fault of Seller, and the delayed release results in Seller incurring additional interest on its loans being paid off on the Property, Buyer agrees to reimburse Seller for such additional interest.

4.2                               Prorations.

(a)                                 General.  For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof, for the entire day upon which the Closing occurs.  All prorations shall be made on the basis of the actual number of days of the year and month that shall have elapsed prior to the Closing Date.

(b)                                 Rent.  The parties shall Prorate all Rent (including without limitation CAM Payments) actually received by Seller for the month in which Closing occurs other than Delinquent Rent (which is defined and covered in Section 4.2(e) below).  At Closing, to the extent actually received by Seller prior to Closing, Seller shall pay to Buyer any and all prepaid Rent relating or pertaining to the Property.  If Seller receives payment for Rent (other than Delinquent Rent) after Closing, Seller shall immediately pay to Buyer the portion of such payment which relates to the period on and after the Closing Date, and any portion of such payment which relates to the period prior to Closing which was credited to Seller at Closing.

(c)                                  Taxes.  The parties shall Prorate all Taxes payable for the Closing Year, on a calendar year basis, utilizing actual final tax bills if available prior to Closing.  If

(2)  Set forth on Exhibit 4.1 is Buyer’s allocation of the total Consideration among the individual pieces of Property which are part of the portfolio.

final tax bills are not available, the parties shall Prorate Taxes on the basis of the projected Taxes if a projection is available from the applicable taxing authority or, if a projection is not available, on the basis of the most recent final tax bills.  Seller shall pay all Taxes for years prior to the Closing Year, and shall upon request furnish evidence of such payment to Title Company.  Regarding special assessments, it is the intent of the parties to Prorate any installments of special assessments that are payable in the Closing Year, and that Buyer shall be solely responsible for all remaining future installments of any such special assessments.  Real property tax refunds and credits received after the Closing which are attributable to Taxes payable for years prior to the Closing Year shall belong to Seller.  Any such refunds and credits attributable to Taxes payable for the Closing Year shall be apportioned between Seller and Buyer as of Closing after deducting the reasonable out-of-pocket expenses of collection thereof.  If any tax appeal or certiorari proceedings has not been finally resolved or settled prior to the Closing, and relates to any Taxes payable for the years prior to the Closing Year, then Seller shall be entitled to control the disposition of any such tax appeal or certiorari proceeding; any resulting refunds for years prior to the Closing Year shall belong to Seller, and any refund for the Closing Year shall be apportioned in accordance with the preceding sentence.  The apportionment and adjustment obligations set forth in this subsection shall survive the Closing.  To the extent that local custom for prorating Taxes in the state in which a Property is located varies from the proration method described above, such local custom shall be applied as to the Property located in that state.

(d)                                 Operating Expenses and Service Contracts.  Except for Taxes, which are covered by Section 4.2(c) above, the parties shall Prorate all Operating Expenses.  To the extent not already prorated as Operating Expenses, the parties shall also Prorate amounts paid or payable under the Surviving Service Contracts as defined in Section 6.7 below.  The prorations under this subsection shall be based on actual invoices if reasonably possible.  If actual invoices are not available in advance of Closing, then the prorations shall be calculated based on Seller’s good faith estimates thereof.  Buyer shall order final meter readings to be made as of the Closing Date for all utility services serving the Property.  Buyer shall coordinate the transfer of all utilities to Buyer effective on the Closing Date.  Seller shall pay all utility charges for the Property (excluding any utilities held in the name of any Tenants) through the day preceding the Closing Date.  Commencing on the Closing Date, Buyer shall pay all utility charges for the Property (excluding any utilities held in the name of any Tenants).

(e)                                  Delinquent Rent.  For purposes of this Section 4.2, “Delinquent Rent” shall mean any Rent that, under the terms of the applicable Lease, was more than 30 days past due as of the Closing Date or which has not been received in good funds by Seller on or prior to the Closing Date.  Delinquent Rent shall not be accrued or prorated at Closing.  Any Delinquent Rent that is applicable to Seller’s period of ownership that is received by Buyer after the Closing Date shall be paid to Seller in accordance with the terms hereof; provided, however, that all Rent collected by Buyer after the Closing Date shall be applied first to payment of all Rent due Buyer from the applicable Tenant, then to Rent attributable to the month in which the Closing occurs (and prorated with respect to each parties period of ownership) and then after any deduction allowed by this subsection for collection costs, to all Delinquent Rent due to Seller.  Seller shall have the right to use whatever means

Seller determines prior to Closing to collect Delinquent Rent including, without limitation, commencing collection actions against Tenants owing Delinquent Rent.  Following Closing, Buyer shall use good faith commercially reasonable efforts to collect any Delinquent Rent.  If Buyer commences any action or proceeding against any Tenant and as a result thereof collects any Delinquent Rent which Buyer is required to remit to Seller, Buyer shall be entitled to deduct and retain a portion of the amount collected which is equal to the prorata share of the reasonable third party expenses incurred by Buyer in connection with the collection of any such Delinquent Rent.  For a period of 120 days following the Closing, Buyer shall not waive any Delinquent Rent or modify or amend any Lease so as to reduce the Delinquent Rent owed by the Tenant for any period in which Seller is entitled to receive such Delinquent Rent, without first obtaining Seller’s written consent (which consent shall not be unreasonably withheld or conditioned).

(f)                                   Tenant Obligations.  Notwithstanding anything in this Section 4.2 to the contrary, if any Tenant is obligated under its Lease to directly pay any Operating Expenses (including without limitation Taxes), then said items will not be prorated between the parties.

(g)                                  Proration Statement.  As soon as reasonably possible prior to Closing, Seller and Buyer shall work together in good faith to prepare a joint statement of the prorations required by this Section (“Proration Statement”), and shall deliver the Proration Statement to the Closing Agent for use in preparing the final settlement statements.

(h)                                 Post-Closing Reconciliation.  As soon as reasonably possible after Closing, but in no event more than 90 days after Closing, the parties shall work in good faith to complete a reconciliation of all prorations and of Seller’s receipt of CAM Payments (“Reconciliation”).  If there is an error on the Proration Statement used at Closing or, if after the actual figures are available as to any items that were estimated on the Proration Statement, then the proration or apportionment shall be adjusted based on the actual amounts.  As soon as reasonably possible, but in no event more than 60 days after Closing, Seller shall provide to Buyer an accounting detailing both the CAM Payments actually collected by Seller in the Closing Year, and all of the Operating Expenses attributable to the Closing Year that were actually paid by Seller.  As part of the Reconciliation, Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, the difference between the actual CAM Payments collected by Seller from each Tenant and that Tenant’s proportionate share of the Operating Expenses for the corresponding period.  Either party owing the other party a sum of money based on the Reconciliation shall pay said sum to the other party within 5 business days of the completion of the Reconciliation.  Seller and Buyer shall each be responsible for the accounting and validity of billings to Tenants for those Operating Expenses incurred during each of Seller’s and Buyer’s respective periods of ownership of the Property.  This subsection shall survive Closing.

4.3                               Security Deposits.  The Security Deposits shall be assigned to Buyer and shall be a credit to Buyer at Closing.  Buyer shall assume responsibility for such assigned Security Deposits and shall indemnify, defend and hold Seller harmless from any loss or damage that Seller suffers due to a claim by Tenant for any such Security Deposits, to the extent that the Security Deposits in dispute were actually credited by Seller to Buyer.

4.4                               Tenant Estoppel.  Upon Buyer’s written request after the Contract Date, Seller shall submit an estoppel certificate (“Tenant Estoppel”), in form reasonably requested and provided by Buyer, to each Tenant of the Property.  Buyer shall complete all pertinent lease and tenant specific information in each Tenant Estoppel.  Seller shall have no responsibility for the contents of any Tenant Estoppel.  Seller shall not be required to incur any out-of-pocket costs to satisfy its obligations under this Section 4.4.  Except as set forth in Section 9 below, execution and delivery of a Tenant Estoppel by any Tenant shall not be a condition precedent to Buyer’s obligation to close this transaction.  The refusal or otherwise failure of any Tenant to execute and deliver a Tenant Estoppel shall not be a default by Seller under this Agreement.

4.5                               Debt Assumption.  If this transaction Closes, Buyer shall assume the Debt and shall take title to the Property subject to the Debt.  Seller shall pay all accrued interest on the Debt through the day of Closing.  Buyer shall pay all costs and expenses associated with the loan assumption, including without limitation all application fees, review fees, lender legal fees, assumption fees, prepayment penalties, and any other fee or cost imposed by Lender.  Buyer shall coordinate each loan assumption application.  Seller shall provide all reasonable non-monetary cooperation necessary to facilitate the completion, submission, and approval of Buyer’s assumption of each loan.  Seller shall not be obligated to close this transaction unless Lender releases Seller (and all guarantors and indemnitors, if any) from any and all further liability on the Debt on terms acceptable to Seller in its sole and absolute discretion.  In the event Lender does not consent to Buyer’s assumption of the Debt, on terms acceptable to Buyer in its sole but reasonable discretion, on or before the Inspection Date (as defined in Section 6.3 below), then Buyer shall have the right to elect not to purchase the Golden Hills property, and to reduce the Consideration by the amount allocated to the Golden Hills property on Exhibit 4.1.   All tax escrows, insurance escrows, replacement reserves, and other escrows or deposits held by Lender in connection with the Debt (“Escrows”), if any, shall be assigned by Seller to Buyer at Closing, and the assigned Escrows shall be, in addition to the proceeds representing the Consideration, payable by Buyer to Seller at Closing.  The parties agree that the balances of any Escrows may fluctuate on a monthly basis, and that the actual amounts held in any Escrows shall be calculated on and as of the Closing Date.

4.6                               SNDA.  Upon Buyer’s written request, Seller shall submit a Subordination, Nondisturbance and Attornment Agreement (“SNDA”), in form reasonably requested and provided by Buyer, to each Tenant identified by Buyer, and shall request that each such Tenant execute and deliver the SNDA.  Before submission to each Tenant, Buyer shall complete all pertinent lease and tenant specific information in each SNDA.  Seller shall have no responsibility for the contents of any SNDA.  Seller shall not be required to incur any out-of-pocket costs to satisfy its obligations under this Section 4.6.  Execution and delivery of a SNDA by any Tenant shall not be a condition precedent to Buyer’s obligation to close this transaction.  The refusal or otherwise failure of any Tenant to execute and deliver a SNDA shall not be a default by Seller under this Agreement.

Section 5.

5.1                               Title Commitments.  As soon as reasonably possible after the Contract Date, Seller shall coordinate the Title Company’s delivery to Buyer of the Title Commitments, in the amount of the Consideration.  The Title Commitments shall show the condition of title to the Land and Improvements, shall name Buyer as the proposed insured, and shall include legible copies of all recorded exceptions and covenants, conditions, easements, and restrictions affecting the Property.  The Title Commitments shall also contain the conditions upon which the Title Company will issue the owners title insurance policies at Closing pursuant to the Title Commitment (the “Title Policy”).  However, this condition shall be deemed satisfied if the Title Policies (or any such endorsements or reinsurance and/or coinsurance) is not issued by reason of Buyer’s failing to satisfy (a) the Title Company’s routine underwriting requirements (including the “written or pre-printed requirements” set forth in the applicable commitment) for issuance thereof, or (b) any other requirements of Buyer specified by the Title Company in writing prior to the Inspection Date for issuance thereof.

5.2                               New Survey.  Seller shall deliver to Buyer, as part of the Due Diligence Documents, a copy of the most recent surveys of the Property in Seller’s possession (the “Existing Survey”).  In the event Buyer commissions new surveys of the Property (the “New Survey”), then Seller shall provide all cooperation reasonably requested by Buyer regarding the preparation of the New Surveys.  Buyer shall be responsible for all costs associated with the New Surveys.  The New Surveys shall be certified to Seller, Buyer, and the Title Company.  Seller shall receive a signed original of the final New Surveys as soon as it is available and in any event, at or prior to Closing.

5.3                               Title Notice.  If the Title Commitments or Existing Surveys disclose matters that are not acceptable to Buyer (“Unpermitted Exceptions”), then Buyer shall notify Seller in writing (the “Title Notice”) of Buyer’s objections within the later of (i)10 days after Buyer has received both the Title Commitments and the Existing Surveys, or (ii) 10 days prior to the expiration of the Inspection Period (the “Objection Period”).  In the event that Buyer notifies Seller of any objections within the Objection Period, then Seller shall notify Buyer in writing, within 10 days following the date of receipt of Buyer’s notice of such objections, that either: (a) the Unpermitted Exceptions will be, prior to Closing, removed from the Commitments, insured over by the Title Company pursuant to an endorsement to the Title Policies, or otherwise cured to Buyer’s reasonable satisfaction; or (b) Seller declines to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured.  If Seller fails to deliver such written notice to Buyer within such 10-day period, then Seller shall be deemed to have declined to arrange to have the Unpermitted Exceptions removed, insured over, or otherwise cured.  If Seller declines to arrange to remove, insure over, or otherwise cure any of the Unpermitted Exceptions, then Buyer shall elect, through written notice to Seller within 10 days after Buyer’s receipt of Seller’s written declination, to:  (a) terminate this Agreement and receive refund of the Earnest Money; or (b) waive such objections and take title subject to the Unpermitted Exceptions that Seller has declined to remove, insure over, or otherwise cure.  The Closing Date shall be adjusted, if necessary, to allow for any elections allowed or required by this Section.

5.4                               Pre-Closing “Gap” Title Obligations.  Buyer may, at or prior to Closing, notify Seller in writing (the “Gap Notice”) of any objections to title raised by the Title Company after Buyer’s receipt of the initial Title Commitments, or of any material defect shown on the New Surveys that was not disclosed on the Existing Surveys; provided that Buyer must notify the Seller of such objection to title within 10 days of being made aware of the existence of any such new objection.  If Buyer sends a Gap Notice to the Seller, Buyer and the Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 5.3 hereof.

Section 6.                                          Buyer’s Inspection.

6.1                               Document Inspection.  Buyer and Seller acknowledge that Buyer (by itself or through such agents, consultants and others as Buyer shall designate) may inspect, test and analyze the Property (provided that any inspections or testing of the Land or Improvements shall be conducted in accordance with Section 6.2 below).  Seller has, prior to the Contract Date,  delivered to Buyer, or otherwise made available to Buyer via an electronic data room, complete copies of the Due Diligence Documents, except as noted on Exhibit 2.  As to items on Exhibit 2 which have not been delivered to Buyer prior to the Contract Date, Seller will endeavor to deliver those items to Buyer as soon as they are available after the Contract Date.  Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges and understands that some of the materials delivered by Seller have been prepared by parties other than Seller or Seller’s current property manager.  Seller makes no representation or warranty whatsoever, express or implied, as to the completeness, content, or accuracy of any delivered materials.

6.2                               Physical Inspection.  Buyer and its consultants and agents shall have the right, from time to time prior to the earlier of the Closing or termination of this Agreement, to enter upon the Property to examine the same and the condition thereof, and to conduct such investigations, inspections, tests and studies as Buyer shall determine to be reasonably necessary.  Buyer shall not enter the Property without the prior consent of Seller, and shall not enter any leased premises without the prior consent of both Seller and the Tenant.  Buyer agrees to conduct such activities during normal business hours to the extent practicable.  Buyer agrees to pay all costs of such investigations, inspections, tests and studies and to indemnify and hold Seller harmless from and against any claims for injury or death to persons or damage to property arising out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid (provided that for the avoidance of doubt, the foregoing indemnity shall not be applicable if such claims arise from or are in connection with any such damages to the extent resulting from a pre-existing condition, unless exacerbated or adversely affected by Buyer or any of its employees, consultants, agents, prospective lenders (and their consultants) or representatives, and, in such case, only to the extent so exacerbated), which indemnity shall survive the Closing or any termination of this Agreement without the Closing having occurred.  Prior to performing any environmental investigation of the Property (other than a Phase I environmental site assessment), Buyer shall notify Seller of the name of the environmental consultant that will conduct the investigation.  Buyer shall not have the right to disturb the soil at the Property, or to perform any destructive or invasive testing, without Seller’s prior written consent.  In requesting any such consent, Buyer shall provide Seller with a proposed written work plan describing the investigation, the name of the contractor that will perform the investigation, evidence of insurance coverage for the contractor, and in the case of soil testing a site plan showing where the soil will be disturbed.  If Buyer terminates this Agreement (other than in connection with a Seller default hereunder), Buyer shall provide Seller, at no cost to Seller, within 10 days following Buyer’s termination of this Agreement, with a complete copy of any reports related to any such environmental, soil, or destructive/invasive testing.  Neither Buyer nor any of Buyer’s consultants shall release or report the findings of any tests to any state or federal agency or other party without Seller’s prior written consent, unless Buyer’s failure to so release a report or findings shall be a breach of applicable law which will expose Buyer to criminal or material civil sanctions.

6.3                               Inspection Period.  Buyer shall have until the later of (i) June 26, 2015, or (ii) five (5) business days after Buyer receives the Due Diligence Certification (as defined below) from Seller (the “Inspection Date”) in which to make such investigations, inspections, tests and studies permitted herein with respect to the Property, the Due Diligence Documents, and any other thing or matter relating to the Property as Buyer reasonably deems appropriate, and, at the sole discretion of Buyer, to terminate this Agreement on or before such Inspection Date if Buyer is not, for any reason or for no reason, satisfied with the Property.  If Buyer terminates this Agreement on or before the Inspection Date, then the Earnest Money shall be returned to Buyer and neither party shall have any further obligation to the other except as to provisions herein which are to survive termination.  Seller shall provide to Buyer written certification that Seller has provided Buyer with all of the Due Diligence Documents (the “Due Diligence Certification”).

6.4                               Liability Insurance.  Buyer agrees that it will cause it and any person accessing the Property for purposes of this inspection to be covered by not less than $2,000,000 commercial general liability insurance (with, in the case of Buyer’s coverage, a contractual liability endorsement, in support of Buyer’s indemnity obligations under this Agreement), insuring all activity and conduct of such person while exercising such right of access, and providing that Seller and its affiliates are additional insureds, issued by a licensed insurance company authorized to do business in each state in which a Property is located and otherwise reasonably acceptable to Seller.

6.5                               Indemnity.  Buyer agrees to indemnify, defend and hold harmless Seller and its affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any actually incurred loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs (collectively, “Damages”), arising from the exercise by Buyer or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing (provided that for the avoidance of doubt, Damages shall not be deemed to have arisen from or in connection with any such access or inspection to the extent resulting from a pre-existing condition, unless exacerbated or adversely affected by Buyer or any of its employees, consultants, agents, prospective lenders (and their consultants) or representatives, and, in such case, only to the extent so exacerbated).  The indemnity in this subsection shall survive the Closing or any termination of this Agreement.

6.6                               Restoration.  Buyer agrees at its own expense to promptly repair or restore the Property, or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any damage to or alteration of the condition of the Property.  The obligations set forth in this subsection shall survive the Closing or any termination of this Agreement.

6.7                               Surviving Service Contracts.  On or before the Inspection Date, Buyer shall provide written notice to Seller identifying the Service Contracts that Buyer wishes to have terminated at or before Closing.  If Seller declines to terminate any of the Service Contracts designated by Buyer for termination, then Seller shall provide Buyer, within 5 business days of receiving Buyer’s notice, with written notice of the Service Contracts that Seller declines to have terminated.  If Seller declines to terminate any of the Service Contracts, then Buyer may elect, through written notice to Seller within 5 business days after Buyer’s receipt of Seller’s notice, to terminate this Agreement and receive refund of the Earnest Money.  If Buyer does not elect to terminate this Agreement, then Buyer shall be deemed to have accepted the Service Contracts that Seller declined to terminate.  If this Agreement is not terminated, Seller shall terminate any Service Contract not accepted or deemed accepted by Buyer, at Seller’s sole cost and expense, effective on or before the Closing Date.  The Service Contracts that are not to be terminated pursuant to this Section shall be herein referred to as the “Surviving Service Contracts.”

6.8                               Confidentiality.  Buyer agrees to maintain in confidence the information contained in the Due Diligence Documents (the “Transaction Information”).  Buyer shall not disclose any portion of the Transaction Information to any person or entity and shall maintain the Transaction

Information in the strictest confidence; provided, however, that Buyer may disclose the Transaction Information:  (a) to Buyer’s agents to the extent that such agents reasonably need to know such Transaction Information in order to assist, and perform services on behalf of, Buyer; (b) to the extent required by any governmental authority; (c) to the extent required by any applicable statute, law, or regulation; and (d) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement.  Buyer agrees that the Transaction Information shall be used solely for purposes of evaluating the acquisition and potential ownership and operation of the Property.  In the event this Agreement is terminated for any reason whatsoever, Buyer shall promptly return to Seller the Due Diligence Documents; provided, however, Buyer may retain such backup copies of the Due Diligence Documents as may be legally required of Buyer (including without limitation pursuant FINRA, SEC or NAIC regulations), or consistent with (i) Buyer’s internal record keeping policies or procedures in place at the time, (ii) professional standards and prudent corporate policies, or necessary in defending or maintaining litigation; provided that such retained documents shall be protected in a commercially reasonable manner from unauthorized disclosure prohibited by this Agreement and provided further that Buyer shall only be required to make reasonable efforts to delete any of the Transaction Information from Buyer’s computer system and will not be obligated to erase any Transaction Information that is contained on an archived computer system made in accordance with security and/or disaster recovery procedures. The undertakings of Buyer pursuant to this Section shall survive the termination of this Agreement, but shall terminate upon Closing if this transaction closes.

The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party and disclosures to such party’s advisors or consultants, no party may, with respect to this Agreement and the transactions contemplated hereby, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto; provided, however, that notwithstanding anything to the contrary contained in this Agreement, after Closing (a) either party may make a press release or other disclosure which shall be subject to the approval of the other party, which approval shall not be unreasonably withheld, denied or conditioned; and (b) any party or an affiliate of such party may make any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws (provided, however, such party shall not disclose the allocated Purchase Price or the specific Properties included in this transaction, unless securities counsel for such party has advised that the same is required by applicable securities laws).

Section 7.                                          Seller’s Representations, Warranties and Covenants.

7.1.                            Seller’s Representations, Warranties and Covenants.  In addition to any other express representations, warranties and covenants provided by Seller to Buyer elsewhere in this Agreement, Seller represents, warrants and covenants to Buyer as of the Contract Date:

7.1.1.   Leases.  The Leases made available to Buyer as part of the Due Diligence Documents pursuant to Section 6.1 hereof are complete and accurate copies of all of the Leases currently in effect with respect to the Property, and there are no material written or oral promises, understandings or commitments with Tenants other than as set forth in such Leases as delivered to Buyer. The rent rolls provided to Buyer are true, correct and complete in all material respects as of the date set forth therein.  Seller has not granted, and has no knowledge of, any option, right of first refusal, right of first opportunity, or other similar option or right, in favor of any person or entity to acquire any fee interest in any portion of the Land or Improvements except as set forth in the Leases.  To Seller’s Knowledge, except as set forth on Exhibit 7.1.1 to be attached hereto, there are no leasing commissions, tenant improvement allowances or other leasing costs outstanding with respect to any tenants under the Existing Leases or which may become due or payable after the Effective Date (except with respect to New Leases, as provided below). Not later than ten (10) days prior to Closing, Seller shall provide Buyer with Exhibit 7.1.1 showing leasing commissions, tenant improvement allowances or other leasing costs outstanding with respect to any tenants under the Existing Leases or which may become due or payable after the Closing Date. In the event that (a) any Tenant under a Lease exercises a right to purchase a Property pursuant to a purchase option, right of first refusal, right of first offer (or similar right) under a Lease, or (b) Seller fails to notify a Tenant with a right of first refusal, right of first offer (or similar right) under a Lease of this transaction, or (c) a Tenant under a Lease with a right of first refusal, right of first offer (or similar right) under a Lease commences litigation or otherwise gives notice of a dispute alleging that Seller has failed to comply with the terms and provisions of any purchase option, right of first refusal, right of first offer (or similar provision) under a Lease, and such matter cannot be resolved prior to Closing, then such Property shall be removed from the sale to Buyer under this Agreement, and the Consideration shall be reduced by the amount that is the allocated value of such Property on Exhibit 4.1.  No such matter shall give either the Seller or Buyer the right to terminate this Agreement, and such matter shall not be a default by Seller under this Agreement.

7.1.2.   Service Contracts.  The Service Contracts made available to Buyer as part of the Due Diligence Documents pursuant to Section 6.1 hereof are complete and accurate copies of all of the Service Contracts currently in effect with respect to the Property.

7.1.3.   Authority.  Seller is formed pursuant to, and in good standing under, the laws of the State of North Dakota.  Seller is authorized to own and operate real estate in the State in which the Land is located.  Seller is not subject to any proceeding in bankruptcy or any proceeding for dissolution or liquidation.  This Agreement and all exhibits and documents to be delivered by Seller pursuant to this Agreement have been duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable in accordance with their terms.  Seller has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder.  The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of the Seller; (ii) any material instrument, contract, or other agreement to which Seller is a party which affects any of the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

7.1.4.   Environmental Matters.  To the best of Seller’s knowledge, without investigation, except as disclosed in any of the Due Diligence Documents:  (i) Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Environmental Laws by Seller or by any Tenants; (ii) there are no underground tanks or any other underground storage facilities located on the Property; and (iii) there are no wells or private sewage disposal or treatment facilities located on the Property.

7.1.5.   Non-Foreign Status.  Seller is not a “foreign person” as that term is defined in the Code and the regulations promulgated pursuant thereto.

7.1.6.   Anti-Terrorism Laws.  Neither Seller, nor any of its affiliated entities, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including

Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56.  Neither Seller nor, to the knowledge of Seller, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following:  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Seller is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.  Neither Seller nor, to the knowledge of Seller, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property:  (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

7.1.7.   Governmental Matters.  Seller has not received written notice from any governmental body having jurisdiction over the Property of:  (a) any pending or contemplated annexation or condemnation proceedings, or purchase in lieu of the same, affecting or which may affect all or any part of the Property; (b) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property; (c) any uncured violation of any legal requirement, restriction, condition, covenant or agreement affecting the Property or the use, operation, maintenance or management of the Property; (d) any uncured violations of laws, codes or ordinances affecting the Property; or (e) any violation of the terms of any permit required for the operation of the Property as presently operated.

7.1.8.   Litigation.  To Seller’s knowledge, except as disclosed in any of the Due Diligence Documents, there is no controversy, investigation, complaint, protest, proceeding, suit, litigation or claim relating to the Property or any part thereof, or relating to Seller, which might adversely affect the Property.

7.1.9.   No Bankruptcy.  Seller:  (a) is not in receivership or dissolution; (b) has not made any assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature; (c) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller or any of its property or affiliates, if any; and (d) none of the foregoing are pending or threatened.

7.2.                            All references in this Section 7 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the best of Seller’s knowledge” and words of similar import shall refer solely to facts within the current, actual knowledge of Charles A. Greenberg, Senior Vice President (the “Designated Employee”), without independent inquiry or investigation, and without any actual or implied duty to inquire or investigate, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or of any affiliate of Seller, or of any other employee, officer, director, shareholder, manager, agent, or representative of Seller, or any affiliate thereof, or to impose upon said Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.  Notwithstanding anything expressed or implied herein, the Designated Employee is acting for and on behalf of Seller, and is in no manner expressly or impliedly making any representations or warranties in an individual capacity.  Nothing expressed or implied herein shall be deemed to create any personal liability on the Designated Employee for any obligations, liabilities or other agreements of Seller contained herein.

7.3.                            If Seller learns that any of said representations or warranties has become inaccurate between the Contract Date and the Closing Date, then Seller shall promptly notify Buyer in writing of such change.  The Closing Date shall be automatically extended for 10 days in order to allow Seller to cure such change.  If Seller cures such change, then this Agreement shall proceed to Closing.  If Seller does not cure such change, then Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement.  If Buyer elects option (b) in the preceding sentence, then the representations and warranties shall be deemed to be automatically amended to reflect said change.  The representations, warranties and covenants contained in this Section shall survive Closing for a period of 12 months.

7.4.                            Seller shall have no liability to Buyer by reason of a breach or default of any of Seller’s representations, unless Buyer shall have given to Seller written notice (“Warranty Notice”) of such breach or default within 12 months of the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer’s Warranty Notice.  No claim for breach of any representation or warranty of Seller shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than $10,000.00, in which event the full amount of such claims shall be actionable.  In no event shall the aggregate liability of Seller to Buyer by reason of a breach or default of one or more of Seller’s representations exceed two percent (2%) of the Consideration for the entire portfolio; provided, however, if such claim relates to a breach relating to an individual Property, Seller’s liability shall not exceed the amount that is the allocated purchase price of such Property as set forth on Exhibit 4.1.  Seller’s liability shall be limited to actual damages and shall not include consequential, special or punitive damages.  Any litigation with respect to any representation must be commenced within 60 days from the date of the Warranty Notice, and if not commenced within such time period, Buyer shall be deemed to have waived its claims for such breach or default.  Any proceeding or litigation based upon a claim of fraud, misrepresentation or similar theory shall be commenced by Buyer within 12 months of the Closing Date and, if appropriate proceedings are not commenced within such time period, Buyer shall be deemed to have waived any such claim.

7.5.                            No member, manager, partner, shareholder, officer, employee or agent of or consultant to, or of, Seller shall be held to any personal liability hereunder, and no resort shall be had to their property or assets for the satisfaction of any claims hereunder or in connection with the affairs of Seller.  No member, manager, partner, shareholder, officer, employee or agent of or consultant to, or of, Buyer shall be held to any personal liability hereunder, and no resort shall be had to their property or assets for the satisfaction of any claims hereunder or in connection with the affairs of Buyer.  Furthermore, prior to Closing, Seller’s liability under this Agreement is explicitly limited to Seller’s interest in the Property, including any proceeds or awards thereof.

Prior to Closing, Buyer shall have no recourse against any other property or assets of Seller, the general account of Seller, any separate account of Seller, or to any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller (collectively, “Seller Parties”) or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitration award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller.  Except as otherwise expressly set forth in this subsection, prior to Closing, neither Seller nor any Seller Party shall be subject to levy, lien, execution, attachment or other enforcement procedure for the satisfaction of any of Buyer’s rights or remedies under or with respect to this Agreement, at law, in equity or otherwise.  Prior to Closing, Buyer shall not seek enforcement of any judgment, award, right or remedy against any property or asset of Seller or any Seller Parties other than Seller’s interest in the Property or any proceeds thereof.  The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

Section 8.                                          Buyer’s Representations, Warranties and Covenants.  Buyer represents and warrants that, as of the Contract Date:

8.1.   Buyer is a validly formed entity under the laws of the state in which it was formed, is in good standing in said state, and is duly authorized to do all things required of it under or in connection with this Agreement.  At Closing, Buyer will be qualified to do business in all states in which the Land is located, and to own and operate real estate in all such states.

8.2.   Buyer is not subject to any proceeding in bankruptcy or any proceeding for dissolution or liquidation.

8.3.   This Agreement and all exhibits and documents to be delivered by Buyer pursuant to this Agreement have been duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable in accordance with their terms.  Buyer has all necessary authority, has taken all action necessary to enter into this Agreement and to consummate the transactions contemplated hereby, and to perform its obligations hereunder.  The execution, delivery, and performance of this Agreement will not conflict with or constitute a breach or default under (i) the organizational documents of the Buyer; (ii) any material instrument, contract, or other agreement to which Buyer is a party which affects any of the Property; or (iii) any statute or any regulation, order, judgment, or decree of any court or governmental or regulatory body.

8.4.   Buyer is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974.

8.5.   Anti-Terrorism Laws.  Neither Buyer, nor any of its affiliated entities, is in violation of any of the Anti-Terrorism Laws, including the Executive Order and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law No. 107-56.  Neither Buyer nor, to the knowledge of Buyer, any of its affiliated entities, or their respective brokers or agents acting or benefiting in any capacity in connection with the purchase of the Property, is any of the following:  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person or entity with which Buyer is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws; (iv) a Person or entity that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.  Neither Buyer nor, to the knowledge of Buyer, any of its brokers or other agents acting in any capacity in connection with the purchase of the Property:  (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person as described above; (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (z) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any of the Anti-Terrorism Laws.

Section 9.                                          Conditions to Closing.  Buyer’s obligation to proceed to Closing under this Agreement is subject to:  (a) Seller having made all deliveries as required by Section 10.4 below; and (b) Buyer having received a fully completed and properly signed Tenant Estoppel Certificate, in the general form attached hereto as Exhibit 9, from (Y) any and all tenants who either (i) occupy at least ten thousand (10,000) square feet of commercial space at any Property or (ii) are the only tenant in a building (the “Top Tenants”) and (Z) at least 75% of the occupied square footage in the Improvements (inclusive of the Top Tenants). Seller’s obligation to proceed to Closing under this Agreement is subject to Buyer having made all deliveries as required by Section 10.5 below.

Section 10.                                   Closing.

10.1                        Time and Place.  Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall be held on August 3, 2015 (the “Closing” or “Closing Date”), or such later date as may be mutually agreed upon by Buyer and Seller.  Buyer shall reasonably cooperate with Seller to obtain approval or consent relating to Seller’s prepayment obligations to Seller’s lenders on the Property; provided, however, Seller acknowledges and agrees that Buyer shall not be responsible for paying any prepayment obligations of Seller to Seller’s lender, rather, Buyer shall merely reasonably cooperate in helping to facilitate any such prepayment by Seller to Seller’s lender.  If Closing has not occurred within 90 days after the Inspection Date, for any reason other than Seller’s material default under this Agreement, then Seller in its sole discretion may at any time thereafter terminate this Agreement.  Closing shall occur through a mail escrow style closing with the Closing Agent.

10.2                        Buyer’s Costs.  Buyer shall pay:

(a)                                 One-half of all escrow and closing agent charges.

(b)                                 The cost of preparation of the Title Commitments.

(c)                                  The premiums and other costs of the Title Policies (including any coverages or endorsements required by Buyer or Buyer’s lender).

(d)                                 All recording and filing charges in connection with the Deeds.

(e)                                  The cost of preparation of the New Surveys.

(f)                                   As provided in Section 4.5 above, all costs and expenses associated with Buyer’s assumption of the Debt.

(g)                                  All costs and expenses associated with Buyer’s due diligence.

(h)                                 Its own attorneys.

10.3                        Seller’s Costs.  Seller shall pay:

(a)                                 One-half of all escrow and closing agent charges.

(b)                                 The cost of preparation and recording of all documents (other than the Deeds) reasonably necessary to place record title in the condition warranted by Seller in this Agreement.

(c)                                  Any form of deed tax or transfer tax imposed by any state or federal entity by virtue of the sale of the Property, or recording of the Deeds, to Buyer.

(d)                                 Its own attorneys.

10.4                        Seller’s Closing Deliveries.  Seller shall obtain and deliver to Buyer at the Closing the following documents (all of which shall be duly executed and, if required for recording, acknowledged, which documents Buyer agrees to execute and acknowledge where required):

(a)                                 The Deeds, conveying to Buyer all of Seller’s right, title and interest in and to the Property, subject only to: (i) non-delinquent real property taxes and all assessments and unpaid installments thereof, in each case, which are not delinquent; (ii) the Leases and other agreements entered into pursuant to the terms of this Agreement; (iii)  any other lien, encumbrance, easement or other exception or matter voluntarily imposed or consented to by Buyer prior to or as of the Closing; (iv) all exceptions (including printed exceptions, other than printed exceptions to the extent such matters are removed by delivery of Seller’s Title Affidavits) to title contained or disclosed in the Title Commitments other than the Unpermitted Exceptions identified within time periods allowed under this Agreement and not thereafter waived or deemed waived by Buyer; and (v) if the New Survey is not obtained by Buyer, all matters, rights and interests that would be discovered by a thorough inspection or professional survey of the Property (alternatively, if the New Survey is obtained by Buyer, all such matters disclosed on such New Survey).

(b)                                 A General Assignment and Assumption Agreement in the form attached as Exhibit 10.4(b) hereto for each Property.

(c)                                  A Non-Foreign Certificate in the form attached as Exhibit 10.4(c) hereto.

(d)                                 If there is any Personal Property being conveyed to Buyer, a Bill of Sale in the form attached as Exhibit 10.4(d) hereto for each Property.

(e)                                  Any additional tax forms, recordation forms, 1099s or other documents as may be reasonably required by the Buyer or the Title Company to consummate the transaction contemplated by this Agreement (including a form notice letter to the tenants notifying them that the Property has been transferred to the Buyer at Closing).

(f)                                   Such documents as may be reasonably required by Lender to be executed by Seller as a condition to Buyer’s assumption of the Debt.

(g)                                  Such further documents as Buyer or the Title Company may reasonably request to carry out the provisions of this Agreement.

(h)                                 An executed settlement statement reflecting the prorations and adjustments required under this Agreement.

10.5                        Buyer’s Closing Deliveries.  Buyer shall deliver to Seller at Closing:

(a)                                 The Consideration, as prorated and allocated pursuant to this Agreement.

(b)                                 An executed settlement statement reflecting the prorations and adjustments required under this Agreement.

(c)                                  Any additional tax forms, recordation forms, 1099s or other documents as may be reasonably required by the Seller or the Title Company to consummate the transaction contemplated by this Agreement.

(d)                                 Such documents as may be reasonably required by Lender to be executed by Buyer as a condition to Buyer’s assumption of the Debt.

(e)                                  Such further documents as Seller or the Title Company may reasonably request to carry out the provisions of this Agreement.

Section 11.                                   Buyer’s General Indemnification.  Subject to the express provisions of this Agreement, Buyer agrees to indemnify, to defend, and to hold Seller harmless from all claims, demands, causes of action, and suit or suits of any nature whatsoever arising out of or relating to its ownership and/or operation of the Property and any and all activities relating thereto first accruing after the Closing.

Section 12.                                   Operations Pending Closing.  Seller, at its expense, shall use reasonable efforts to operate the Property until the Closing Date or until the termination of this Agreement, whichever is earlier, in accordance with Seller’s past practices.  For purposes of this Agreement:  (i) the term “Existing Leases” shall mean each of the leases of space then in effect or affecting the Property as of the Contract Date; (ii) the term “New Leases” shall mean any lease of space affecting the Property entered into after the Contract Date in accordance with the terms of this Agreement; and (iii) the term “Lease” or “Leases” shall mean Existing Leases and New Leases collectively.  Except as specifically set forth below in this paragraph, Seller may enter into New Leases and renewals, extensions, cancellations or other modifications to Leases (collectively, “Modifications”), subject to Buyer’s right to review each New Lease or Modification in advance (excepting modifications embodying solely a tenant’s exercise of an existing right to renew, extend or cancel; provided, however, Seller shall remain responsible to provide Buyer with written notice of the timing and terms of any such exercise), and, in addition, Seller may enforce its remedies under any Lease in which the tenant is in default, subject to Buyer’s right to review in advance Seller’s proposed termination of any Lease to remedy a default thereunder.  Except only as set forth on Exhibit 12, Buyer’s approval of each New Lease or Modification shall also constitute Buyer’s agreement to pay its prorata share of all reasonable leasing commissions, if any, related to the New Lease or Modification, and its prorata share of the cost of any reasonable tenant improvements and capital improvements to be constructed or installed for the tenant under the New Lease or Modification, and its prorata share of the value of any reasonable “free rent” periods under the New Lease or Modification.  Such prorata share shall be based on a fraction, the denominator of which shall be the number of days in the lease term of such Lease and the numerator of which shall be the number of days in such lease term excluding any days during the lease term that elapse before the Closing Date.  To the extent any such commissions, tenant improvement costs, capital improvement costs or provisions of free rent are paid by Seller prior to Closing, Buyer will reimburse Seller at Closing, but only up to the Buyer’s prorata share of such costs and amounts in connection with the New Lease or Modification approved by Buyer and, to the extent such are payable after the Closing, Seller shall credit Buyer at the Closing but only up to the Seller’s prorate share of such costs and amounts in connection with the New Lease or Modification.  Any New Lease or Modification provided to Buyer for review, and any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, not approved by Buyer in writing within 5 business days after Buyer’s receipt of the New Lease or Modification or notice of the proposed termination shall be conclusively considered to have been approved by Buyer.  If prior to the expiration of the Inspection Period, Buyer, for any reason, timely rejects or disapproves of any proposed New Lease or Modification, or any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, and if Seller nevertheless enters into such New Lease or Modification or terminates such Lease by reason of a tenant default (as Seller shall be free to do in its sole and absolute discretion prior to the expiration of the Inspection Period), Buyer shall have the right, on or prior to the later to occur of (i) the date 3 business days after its receipt of written notice that Seller has entered into such transaction, or (ii) the expiration of the Inspection Period, to elect in writing to terminate this transaction and receive a refund of the Earnest Money.  If Buyer does not elect to terminate the transaction in accordance with the preceding sentence, then Buyer is deemed to have approved the New Lease, Modification, or lease termination.  If, after the expiration of the Inspection Period, Buyer, in its reasonable discretion, timely rejects or disapproves any proposed New Lease or Modification or any proposed termination by Seller of any of the Leases by reason of a tenant default thereunder, Seller shall not enter into such New Lease or Modification or carry out such termination except in the event of a default by Buyer hereunder.  Except only as set forth on Exhibit 12, Seller shall pay and be responsible for all leasing commissions, if any, related to the Existing Leases, and the cost of any tenant improvements and capital improvements to be constructed or installed for the tenant under any Existing Leases, and the value of any “free rent” periods under the Existing Leases, and to the extent any of the foregoing have not be paid by Seller at or prior to Closing, Buyer shall receive a credit against the Purchase Price for such unpaid amounts.

Section 13.                                   Default and Remedies.

13.1                        Seller’s Default.  Should Seller breach any of Seller’s covenants, representations, or warranties contained in this Agreement, Buyer may, upon 10 days written notice to Seller, and provided such breach or failure is not cured within such 10-day period:

(a)                                 terminate this Agreement, without further liability on Buyer’s part and, in such event, Buyer shall be entitled to a return of the Earnest Money and, if the default by Seller is in the nature of a material and willful breach (a “Willful Breach”) of this Agreement by any Seller, Seller shall pay to Buyer an amount equal to Buyer’s Reimbursable Expenses not to exceed $2,000,000.00 in the aggregate, and following such return of the Earnest Money and reimbursement, Seller and Buyer shall have no further liability hereunder; and/or

(b)                                 enforce specific performance of this Agreement, provided such action is commenced within 120 days after the date of Buyer’s written notice to Seller pursuant to this Section; provided, however, if Buyer pursues the remedy of specific performance but the same is not ultimately available to Buyer as a remedy for Seller’s breach of this Agreement, Buyer shall then be entitled to a return of the Earnest Money, and, if and only if such breach is a Willful Breach, Seller shall pay to Buyer an amount equal to Buyer’s Reimbursable Expenses not to exceed $2,000,000.00 in the aggregate in connection with such Willful Breach by Seller.

13.2                        Buyer’s Default.  In the event Buyer defaults in its obligations to close the purchase of the Property, or in the event Buyer otherwise defaults hereunder prior to Closing, then (i) Seller shall receive the Earnest Money as fixed and liquidated damages, this Agreement shall terminate, and neither party shall have any further liability hereunder, except for those liabilities which expressly survive the termination of this Agreement and (ii) Buyer shall immediately direct the Title Company to pay the Earnest Money to Seller.  Seller shall have no other remedy for any pre-Closing default by Buyer, including any right to damages.  BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT:  (1) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND DOES CONSTITUTE VALID LIQUIDATED DAMAGES.  All of the foregoing shall be without limitation upon the rights and remedies of Seller hereunder, at law or in equity, in the event of a default by Buyer pursuant to Sections 6.2, 6.5, 8, 13.3, or 18.3, or pursuant to any covenant, agreement, indemnity, representation or warranty of Buyer that survives the Closing or the termination of this Agreement.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, IF BUYER BRINGS AN ACTION AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, RECORDS A LIS PENDENS OR OTHERWISE ENJOINS OR RESTRICTS SELLER’S ABILITY TO SELL AND TRANSFER THE PROPERTY OR REFUSES TO CONSENT TO OR INSTRUCT RELEASE OF THE EARNEST MONEY TO SELLER IF REQUIRED BY CLOSING AGENT (EACH A “BUYER’S ACTION”), SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS SECTION FROM BRINGING AN ACTION AGAINST BUYER SEEKING EXPUNGEMENT OR RELIEF FROM ANY IMPROPERLY FILED LIS PENDENS, INJUNCTION OR OTHER RESTRAINT, AND/OR RECOVERING FEES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) WHICH SELLER MAY SUFFER OR INCUR AS A RESULT OF ANY BUYER’S ACTION BUT ONLY TO THE EXTENT THAT SELLER IS THE PREVAILING PARTY; AND THE AMOUNT OF ANY SUCH FEES, COSTS AND EXPENSES AWARDED TO SELLER SHALL BE IN ADDITION TO THE LIQUIDATED DAMAGES SET FORTH HEREIN.  NOTHING IN THIS AGREEMENT SHALL, HOWEVER, BE DEEMED TO LIMIT BUYER’S LIABILITY TO SELLER FOR DAMAGES OR INJUNCTIVE RELIEF FOR BREACH OF BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR FOR ATTORNEYS’ FEES AND COSTS AS PROVIDED BELOW.  NOTWITHSTANDING THE FOREGOING, BUYER MAY FILE A LIS PENDENS TO THE EXTENT NECESSARY TO PRESERVE A CLAIM FOR SPECIFIC PERFORMANCE.

13.3                        Attorneys’ Fees to Prevailing Party.  In the event of any litigation between the parties hereto under any of the provisions of this Agreement, the non-prevailing party to such litigation agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in such litigation.  The parties agree that the court presiding over the litigation shall determine whether a party is a “prevailing party,” and shall determine the reasonable amount of attorney’s fees and costs recoverable.  The parties agree that the amount of attorneys’ fees and costs which may be awarded must bear a reasonable relationship to, and must be limited by the court to a reasonable amount in view of, the amount recovered by the prevailing party in such matter.

Section 14.                                   Condemnation.  If, between the Contract Date and the Closing Date, any condemnation or eminent domain proceedings are initiated or threatened that might result in the taking of any part of the Improvements or the Land or access to the Land from adjacent roadways, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on the part of Buyer, in which event this Agreement shall terminate all rights and obligations of the parties hereunder shall cease and the Earnest Money shall be returned to Buyer.  If this Agreement is not terminated, then Seller shall assign to Buyer all of Seller’s right, title, and interest in and to any award pertaining to the Property made in connection with such condemnation or eminent domain proceedings.  Buyer shall notify Seller within 15 days after its receipt of written notice from Seller of such condemnation or eminent domain proceeding, whether it elects to exercise its right to terminate.  If Buyer fails to notify Seller of its election within said 15-day period, such failure shall constitute an election not to terminate this Agreement as aforesaid.  The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 15.                                   Damage or Destruction.  Seller shall bear all risk of loss to the Property until the Closing Date.  If, between the Contract Date and the Closing Date, all or any portion of the Property is damaged or destroyed by fire or other casualty and the cost to repair and restore the Property is more than $2,500,000.00, then Buyer at its sole discretion may elect to terminate this Agreement without cost, obligation, or liability on Buyer’s part, in which event all rights and obligations of the parties hereunder shall cease and the Earnest Money will be returned to Buyer.  If either this Agreement is not terminable in accordance with the foregoing, or is terminable but is not terminated, then Seller shall, upon Closing, assign to Buyer all of Seller’s right, title, and interest in and to any insurance proceeds, including without limitation any rent loss insurance proceeds (except for proceeds for rent losses prior to Closing), payable as a result of such damage or destruction, plus Seller shall pay to Buyer the amount of any deductible losses under such insurance policies and at Closing shall have no further repair or restoration obligations.  Seller shall advise Buyer regarding the insurance policies covering such damage or destruction and the probable amount of any insurance proceeds payable as a result of such damage or destruction.  Buyer shall notify Seller within 15 days after receipt of written notice from Seller of such damage or destruction of its election.  If Buyer fails to notify Seller of its election within said 15-day period, such failure shall constitute an election not to terminate this Agreement as aforesaid.  The Closing Date shall be adjusted, if necessary, to allow for such election.

Section 16.                                   Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, or by electronic “email” transfer (conditioned on delivery of a copy of such notice by nationally-recognized overnight express delivery service, which notice shall be deposited for delivery within one business day after delivery of such electronic “email” transfer) to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

BUYER:	LSREF4 Bison Acquisitions, LLC
888 Seventh Avenue, 11th Floor
New York, New York 10019
Attn: Mr. Bob Ricci
Telephone No.: (212) 849-9680
Email: bricci@lonestarfunds.com

With a copy to:	Hudson Americas LLC
2711 N. Haskell Avenue, Ste. 1800
Dallas, Texas 75204
Attention: Legal Department / Marc L. Lipshy, Esq.
Email: mlipshy@hudson-advisors.com

SELLER:	IRET Properties, a North Dakota Limited Partnership
Attn: General Counsel
1400 31st Avenue SW, Suite 60 (overnight delivery)
Minot, ND 58701
Telephone: (701) 837-4738
Email: mabosh@iret.com

CLOSING AGENT:	Republic Title of Texas, Inc.
2626 Howell Street, 10th Floor
Dallas, TX 75204
Attn: Janine Barber
Telephone: 214-855-8863
Email: JBarber@republictitle.com

Such notices shall be deemed received (a) as of the date of delivery, if delivered by hand by 4:00 p.m. Central on a business day, (b) as of the next business day, if tendered to an overnight express delivery service by the applicable deadline for overnight service, or (c) as of the date of email transmission, if properly transmitted by email prior to 4:00 p.m. Central on a business day.  If a notice is hand delivered or transmitted by email after 4:00 p.m. Central on a business day, then any such notice shall be deemed received as of the next business day.

Section 17.                                   Condition of Property.

17.1.                     No Warranties.  THE ENTIRE AGREEMENT BETWEEN THE SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT.  THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT.  WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY HAS BEEN PURCHASED BY BUYER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT,

UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH.  BUYER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED.  THIS PARAGRAPH SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY.

17.2.                     Change of Conditions.  Buyer shall accept the Property at Closing in the same condition as the Property is as of the Contract Date, as such condition shall have changed by reason of wear and tear and natural deterioration and, subject to Sections 14 and 15 hereof, condemnation or damage by fire or other casualty.  Without limiting the generality of the foregoing, Buyer specifically acknowledges that the fact that any portion of the Property may not be in working order or condition at the Closing Date by reason of wear and tear and natural deterioration or damage by fire or other casualty, or by reason of its present condition, shall not relieve Buyer of its obligation to complete closing under this Agreement and pay the full Consideration.  Seller has no obligation to make any repairs or replacements required by reason of wear and tear and natural deterioration or condemnation or fire or other casualty, but may, at its option and its cost (including the use of insurance proceeds as herein provided), make any such repairs and replacements prior to the Closing Date.

17.3.                     Condition of Delivery.  Seller has no obligation to deliver the Property in a “broom clean” condition, and at Closing Seller may leave in the Property all items of personal property and equipment, partitions and debris as are now presently therein and as would accumulate in the normal course of operating and maintaining the Property.

17.4.                     Release.  WITHOUT LIMITING THE PROVISIONS OF SECTION 17.1 ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT EXCEPT AS SET FORTH IN THE NEXT TO LAST SENTENCE OF THIS SECTION 17.4, BUYER, FOR ITSELF AND ITS AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS, AGENTS AND AFFILIATES FROM ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”), WHICH BUYER HAS OR MAY HAVE IN THE FUTURE, ARISING FROM OR

RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION ARISING UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1), WHETHER ARISING BASED ON EVENTS THAT OCCURRED BEFORE, DURING, OR AFTER SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY AND WHETHER BASED ON THEORIES OF INDEMNIFICATION, CONTRIBUTION OR OTHERWISE.  THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER THE ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1) OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT.  BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL.  THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING.  BUYER ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SECTION 17.4 AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.

17.5.                     Effect of Disclaimers.  Buyer acknowledges and agrees that the Consideration has been negotiated to take into account that the Property is being sold subject to the provisions of this Section 17 and that Seller would have charged a higher purchase price if the provisions in this Section 17 were not agreed upon by Buyer.

Section 18.                                   Miscellaneous.

18.1.   Governing Law; Headings; Rules of Construction.  This Agreement shall be governed by and construed in accordance with the internal laws of the State in which the Land is located, without reference to the conflicts of laws or choice of law provisions thereof.  The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.  All references herein to the singular shall include the plural, and vice versa.  The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2.   Assignment.  Neither Buyer nor Seller shall assign any of their rights hereunder without the prior written consent of the other.  Notwithstanding anything herein to the contrary, upon advance written notice to Seller and the Closing Agent, but without the prior written consent of the Seller, Buyer may assign all of its rights hereunder to one or more entities in which Buyer has a direct or indirect ownership interest of at least 51% or which is under common control with Buyer.  Buyer acknowledges and agrees that an assignment to such an entity under this Section 18.2 will not release Buyer from any liability or obligation under this Agreement, and that

Buyer shall remain liable to Seller after such assignment as a principal and not as a surety or guarantor.

18.3.   Brokers.  Buyer and Seller each warrant and represent to the other that such representing and warranting party has not employed or made any commitment to a broker or agent (including without limitation any real estate or securities broker, agent, dealer, or salesperson) in connection with the transaction contemplated hereby, except for Buyer’s Broker and Seller’s Broker.  Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the indemnifying parties’ representation herein being untrue.  Seller shall be responsible for the payment of any resulting fee or expenses relating to the Seller’s Broker.  Buyer shall be responsible for the payment of any resulting fee or expenses relating to the Buyer’s Broker.

18.4.   No Waiver.  Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof, except the Closing of this Agreement shall constitute waiver of all conditions to Closing except to the extent otherwise agreed in writing at Closing.

18.5.   Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.6.   Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18.7.   Amendments.  No amendment to this Agreement shall be binding on any of the parties hereof unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.8.   Possession.  Possession of the Property shall be given by Seller to Buyer at Closing.

18.9.   Date for Performance.  If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regular business day.

18.10.   Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.11.   Time of the Essence.  Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.12.   Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.13.   Survival.  Except as otherwise expressly provided herein, neither this Agreement nor any provision contained herein shall be cancelled or merged with any deed or other instrument on, as of, at or by reason of the Closing, and the covenants and obligations of the parties shall survive the Closing.

18.14.   Further Assurances.  After the Closing, Buyer and Seller shall execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) such instruments and take such other actions as may be reasonably necessary or advisable to carry out their respective obligations under this Agreement and under any exhibit, document, certificate, or other instrument delivered pursuant thereto.

18.15.   Seller 1031 Exchange.  Buyer agrees to cooperate with Seller for the purpose of a possible tax deferred exchange by Seller pursuant to Section 1031 of the Code.  Buyer shall not incur any additional liability or financial obligation as a consequence of Seller’s possible exchange, and Seller agrees to indemnify and hold Buyer harmless from any liability that may arise from Buyer’s participation therein.

18.16.   Exhibits.  Attached hereto and forming an integral part of this Agreement are multiple exhibits, all of which are hereby incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto.

18.17.   Waiver of Jury Trial.  BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY THE OTHER PARTY AT CLOSING, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.  Each party hereby authorizes and empowers the other to file this Section and this Agreement with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

Section 19.                                   Closing Agent Duties and Disputes.

19.1                                        Other Duties of Closing Agent.  Closing Agent shall not be bound in any way by any other agreement or contract between Seller and Buyer, whether or not Closing Agent has knowledge thereof.  Closing Agent’s only duties and responsibilities with respect to the Earnest Money shall be to hold, in trust, the Earnest Money and other documents delivered to it as agent and to dispose of the Earnest Money and such documents in accordance with the terms of this Agreement.  Without limiting the generality of the foregoing, Closing Agent shall have no responsibility to protect the Earnest Money and shall not be responsible for any failure to demand, collect or enforce any obligation with respect to the Earnest Money or for any diminution in value of the Earnest Money from any cause, other than Closing Agent’s gross negligence or willful misconduct.  Closing Agent may, at the expense of Seller and Buyer, consult with counsel and accountants in connection with its duties under this Agreement.  Closing Agent shall not be liable to the parties hereto for any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel and accountants.  Closing Agent shall not be obligated to take any action hereunder that may, in its reasonable judgment, result in any liability to it unless Closing Agent shall have been furnished with reasonable indemnity satisfactory in amount, form and substance to Closing Agent.

19.2                                        Disputes.  Closing Agent is acting as a stakeholder only with respect to the Earnest Money.  If, after the Inspection Date, there is any dispute as to whether Closing Agent is obligated to deliver the Earnest Money or as to whom the Earnest Money is to be delivered, Closing Agent shall not make any delivery, but shall hold the Earnest Money until receipt by Closing Agent of an authorization in writing, signed by all the parties having an interest in the dispute, directing the disposition of the Earnest Money, or, in the absence of authorization, Closing Agent shall hold the Earnest Money until the final determination of the rights of the parties in an appropriate proceeding.  Closing Agent shall have no responsibility to determine the authenticity or validity of any notice, instruction, instrument, document or other item delivered to it, and it shall be fully protected in acting in accordance with any written notice, direction or instruction given to it under this Agreement and believed by it to be authentic.  If written authorization is not given, or proceedings for a determination are not begun, within 30 days after the date scheduled for the closing of title and diligently continued, Closing Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Earnest Money with a court of the State of Colorado pending a determination.  Closing Agent shall be reimbursed for all costs and expenses of any action or proceeding, including, without limitation, attorneys’ fees and disbursements incurred in its capacity as Closing Agent, by the party determined not to be entitled to the Earnest Money.  Upon making delivery of the Earnest Money in the manner provided in this Agreement, Closing Agent shall have no further liability hereunder.  In no event shall Closing Agent be under any duty to institute, defend or participate in any proceeding that may arise between Seller and Buyer in connection with the Earnest Money.

19.3                                        Reports.  Closing Agent shall be responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated by this Agreement.  This provision shall survive the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

[signature pages to follow]

SELLER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By: IRET, Inc., a North Dakota corporation, its General Partner

By:	/s/ Timothy P. Mihalick
Print Name:	Timothy P. Mihalick
Print Title:	President

By:	/s/ Michael A. Bosh
Print Name:	Michael A. Bosh
Print Title:	Executive Vice President

Date:	6/12/2015

BUYER:

LSREF4 BISON ACQUISITIONS, LLC,
a Delaware limited liability company

By:	/s/ Marc L. Lipshy
Print Name:	Marc L. Lipshy
Print Title:	Vice President

Date:	6/11/2015

SELLER SUBSIDIARY JOINDER SIGNATURE PAGE

IN WITNESS WHEREOF, each of the undersigned Seller entities identified on Schedule 1 has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the Contract Date.

SELLER:

IRET-GOLDEN JACK, L.L.C., a Delaware limited liability company

By:	IRET Properties, a North Dakota Limited Partnership
Its:	Managing Member

	By:	IRET, Inc., a North Dakota corporation
	Its:	General Partner

	By:	/s/ Michael A. Bosh
Michael A. Bosh,
Executive Vice President

Date:	6/12/2015

IRET-1715 YDR, LLC, a Minnesota limited liability company

By:	IRET Properties, a North Dakota Limited Partnership
Its:	Managing Member

	By:	IRET, Inc., a North Dakota corporation
	Its:	General Partner

By: /s/ Michael A. Bosh
Michael A. Bosh,
Executive Vice President

Date:	6/12/2015

CONSENT AND AGREEMENT OF CLOSING AGENT

The undersigned Closing Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Closing Agent under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Closing Agent.

REPUBLIC TITLE OF TEXAS, INC.,
a wholly owned subsidiary of First American Title Insurance Company

By:	/s/ Janine N. Barber
Janine N. Barber
[Print Name]

	Its:	Sr. Vice President
Title

Schedule 1

List of Seller Subsidiary Entities Joining in Agreement

Owner of Golden Hills Office Center, Golden Valley, MN:

IRET-GOLDEN JACK, L.L.C., a Delaware limited liability company

Owner of TCA Building, Eagan, MN:

IRET-1715 YDR, LLC, a Minnesota limited liability company

Exhibit 1

Legal Description of Land

1. 610 Business Center IV, Brooklyn Park, MN

Lot 3, Block 1, Six Ten Business Park 4th Addition, according to the recorded plat thereof, and situate in Hennepin County, Minnesota, together with the appurtenant easements contained in that certain Declaration of Roadway and Ponding Easements dated July 15, 2004, filed July 23, 2004, as Document No. 3993981, as restated by Restated Declaration of Roadway and Ponding Easements dated March 16, 2005, filed March 17, 2005, as Document No. 4090002 and together with the appurtenant easements contained in that certain Declaration of Roadway and Driveway Easements dated July 20, 2006, filed July 21, 2006, as Document No. 4284919, and together with the appurtenant easements contained in that certain Declaration of Utility Easements dated July 25, 2006, filed October 26, 2006, as Document No. 4320337.

2. 7800 West Brown Deer Road, Milwaukee, WI

Parcel A:

All that part of the Southeast ¼ of Section 4, in Town 8 North, Range 21 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin, bounded and described as follows: Commencing at the Southeast corner of said ¼ Section; thence South 88° 00’ 25” West along the South line of said ¼ Section 575.00 feet to a point; thence North 01° 59’ 35” West at right angles to the South line of said ¼ Section 75.00 feet to the point of beginning of the land to be described; thence North 37° 51’ 33” East 188.99 feet to a point; thence North 22° 26’ 16” East 29.81 feet to a point; thence North 36° 17’ 00” West 747.10 feet to a point; thence South 47° 06’ 40” West 424 feet to a point; thence South 23° 14’ 52” East 549.25 feet to a point; thence North 88° 00’ 25” East and parallel to the South line of said ¼ Section 408.86 feet to the point of beginning.

Parcel B:

Parcel 2 of Certified Survey Map No. 2781, recorded March 26, 1976, on Reel 916, Image 523, as Document No. 4988525, being a redivision of Parcel II of Certified Survey Map No. 1819, being a part of the Southeast ¼ of Section 4, Town 8 North, Range 21 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin.

Parcel C:

Non-exclusive easements, rights and privileges for the benefit of Parcels A and B created in Article 20 of that certain Operating Agreement between Northridge Company, Sears, Roebuck & Co.; Federated Department Stores, Inc.; Gimbel Brothers, Inc. and J.C. Penny Company, Inc., dated December 29, 1969 and recorded December 30, 1969 on Reel 512, Image 1561, as Document No. 4504697; as amended by First Amendment to Operating Agreement dated July 2, 1971 and recorded December 20, 1971 on Reel 626, Image 1554, as Document No. 4642990; and as further

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amended by Second Amendment to Operating Agreement dated January 20, 1972 and recorded June 1, 1972 on Reel 655, Image 292, as Document No. 4678008; and as further amended by Third Amendment to Operating Agreement dated August 28, 1972 and recorded November 8, 1972 on Reel 687, Image 1851, as Document No. 4719872; and Assignment and Assumption of Operating Agreement dated March 27, 1985 and recorded March 28, 1985 on Reel 1738, Image 783, as Document No. 5798054; and Assignment and Assumption of Operating Agreement dated March 17, 1986 and recorded March 25, 1986 on Reel 1860, Image 642, as Document No. 5898791, and Supplements to Operating Agreement by and between Northridge Company and Federated Departments Stores, Inc., dated December 29, 1969 and recorded December 30, 1969 on Reel 512, Image 1672, as Document No. 4504702; Northridge Company and J.C. Penney Company, Inc., dated December 29, 1969 and recorded December 30, 1969 on Reel 512, Image 1682, as Document No. 4504703; Second Supplemental Agreement between Northridge Company and J.C. Penney Company, Inc., dated December 29, 1969 and recorded December 30, 1969 on Reel 512, Image 1704, as Document No. 4504710; Affidavit and Supplemental Agreement between Northridge Company and Gimbel Brothers, Inc., dated December 29, 1969 and recorded September 17, 1974 on Reel 810, Image 1787, as Document No. 4870898; and Memorandum Agreement among Northridge Company, Sears, Roebuck and Co., Federated Department Stores, Inc., J.C. Penney Properties, Inc., and Gimbel Brothers, Inc., dated February 23, 1971 and recorded June 10, 1971 on Reel 591, Image 435, as Document No. 4598031, for Ingress and Egress and Parking as provided for therein.

3. Ameritrade, Omaha, NE

Parcel 1:                                                 That part of the NW1/4 of the NE1/4 of Section 4, Township 14 North, Range 12 East of the 6th P.M., in the City of Omaha, in Douglas County, Nebraska, described as follows: Commencing at the NE corner of said NW1/4 of the NE1/4; thence Southerly on the East line of said NW1/4 of the NE1/4 83.00 feet; thence N 89°10’18” W (assumed bearing) on a line 83.00 feet South of and parallel to the North line of said NW1/4 of the NE1/4, 667.60 feet to the point of beginning, said point being 654.78 feet East of the West line of said NW1/4 of the NE1/4; thence S 00°28’30” W on a line 654.78 feet East of and parallel to the West line of said NW1/4 of the NE1/4, 574.68 feet; thence N 89°18’20” W (recorded) N 89°15’43” W (measured), 571.79 feet to a point on the Easterly R.O.W. line of 102nd Street, said point being 83.00 feet East of the West line of said NW1/4 of the NE1/4; thence N 00°28’30” E on a line 83.00 feet East of and parallel to the West line of said NW1/4 of the NE1/4 and the Easterly R.O.W. line of said 102nd Street, 475.58 feet to a point of curve; thence Northeasterly on a curve to the right (radius 99.38 feet, chord bearing N 45°39’06” E, chord distance 140.98 feet), an arc distance of 156.73 feet to a point of tangency, said point being on the Southerly R.O.W. line of “F” Street and 83.00 feet South of the North line of said NW1/4 of the NE1/4; thence S 89°10’18” E on a line 83.00 feet South of and parallel to the North line of said NW1/4 of the NE1/4 and the Southerly R.O.W. line of said “F” Street, 471.80 feet to the point of beginning;

Parcel 2:                                                 Non-exclusive easement rights reserved in Warranty Deed dated September 30, 1974, filed October 17, 1974 in Book 1511 at Page 347 of the Deed Records of Douglas County, Nebraska.

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4. Barry Pointe Office Park, Kansas City, MO

Lot 1, BARRY POINTE OFFICE PARK — FIRST PLAT, a subdivision of land in Kansas City, Clay County, Missouri.

5. Benton Business Park, Sauk Rapids, MN

Lots 4 and 5, Block 2, Sauk Rapids Industrial Park South, according to the recorded plat thereof, Benton County, Minnesota

Abstract Property

6. Brenwood I, II, III & IV, Minnetonka, MN

Lots 2, 4 and 5, Block 1, Brenwood Business Park, Hennepin County, Minnesota

Lot 3, Block 1, Brenwood Business Park, Hennepin County, Minnesota,

Together with a 30.00 foot perpetual easement for access purposes and a 42.00 foot perpetual easement for access purposes over, under and across a portion of Lot 4, Block 1, Brenwood Business Park, according to the recorded plat thereof, pursuant to warranty deed dated October 3, 1980, recorded October 9, 1980, as Document No. 4594610, and warranty deed dated December 23, 1981, recorded December 23, 1981, as Document No. 4692043.

And

Together with a perpetual easement for access purposes over, under and across the South 26.00 feet of the North 59.00 feet of Lot 2, Block 1, Brenwood Business Park, according to the recorded plat thereof, pursuant to warranty deed dated December 23, 1981, recorded December 23, 1981, as Document No. 4692043.

7. Brook Valley I, La Vista, NE

THE SOUTH 405 FEET OF LOT 24, BROOK VALLEY BUSINESS PARK, A SUBDIVISION AS SURVEYED, PLATTED AND RECORDED IN SARPY COUNTY, NEBRASKA, AKA LOT 24, BROOK VALLEY BUSINESS PARK, A SUBDIVISION AS SURVEYED, PLATTED AND RECORDED IN SARPY COUNTY, NEBRASKA, EXCEPT THE NORTH 45 FEET THEREOF, AKA LOT 24A, BROOK VALLEY BUSINESS PARK, A SUBDIVISION AS SURVEYED, PLATTED AND RECORDED IN SARPY COUNTY, NEBRASKA.

8. Crosstown Centre, Eden Prairie, MN

Parcel 1

Lot 3, Block 1, Crosstown Industrial Park Second Addition, Hennepin County, Minnesota.

Abstract.

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Parcel 2

Lot 1, Block 1, Crosstown Circle Addition, Hennepin County, Minnesota.

Together with the easements and benefits of the Reciprocal Easement Agreement dated 11-24-1999, filed 12-20-1999. as Document No. 3236146.

Torrens.

9. Golden Hills Office Center, Golden Valley, MN

Lot 1, Block 1, Golden Hills Office Center P.U.D. No. 81, Hennepin County, Minnesota.

10. Granite Corporate Center, St. Cloud, MN

Parcel 1:

Lots 2, 3, and 8, and the East Half of Lots 4 and 7, Block 2, Highway Addition, except the North 3.00 feet of said Lots 2, 3, and 4; and Lots 1, 2, and 3, Block 4, Highway Addition Plat 2, except the North 3.00 feet of said Lot 1.

Parcel 2:

Lot 5 and the West Half of Lot 4, Block 2, Highway Addition except:

1.                                      The South 10 feet of said Lot 5;

2.                                      The South 10 feet of the West Half of said Lot 4;

3.                                      That part of said Lot 5 and that part of the West Half of said Lot 4 lying Northerly of the following described line: Beginning at a point on the East line of the West Half of said Lot 4, distant 3 feet South of the North line of said Lot 4; thence Westerly and parallel to the North line of said Lots 4 and 5 a distance of 176.41 feet; thence deflect left 45 degrees along a straight line to the West line of said Lot 5 and there terminating.

All according to the plats thereof recorded in the Office of the County Recorder in and for Stearns County Minnesota.

11. Great Plains, Fargo, ND

Parcel 1:

A part of Lot 1, Block 2 of the Great Plains Software Addition to the City of Fargo, Cass County, North Dakota commencing at the Southeast corner of Lot 1, Block 2 in the Great Plains Software Addition to the City of Fargo, North Dakota; thence North 04 degrees 22 minutes 19 seconds West 117.09 feet along the East line of said Lot 1; thence South 88 degrees 05 minutes 21 seconds West 346.61 feet parallel with the South line of said Lot 1, to the point of beginning;

Thence North 01 degrees 54 minutes 39 seconds West 335.00 feet; thence South 88 degrees 05 minutes 21 seconds West 355.50 feet; thence North 12 degrees 15 minutes 20 seconds West 523.73 feet; thence South 82 degrees 54 minutes 44 seconds West 163.14 feet; thence South 13 degrees 15 minutes 08 seconds West 470.14 feet; thence South 01 degrees 54 minutes 39 seconds East

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393.73 feet; thence North 88 degrees 05 minutes 21 seconds East 715.00 feet; thence North 01 degrees 54 minutes 39 seconds West, 12.01 feet to the point of beginning, said tract containing 388,495 SF more or less.

Parcel 2:

Together with a North access easement, commencing at the Southeast corner of Lot 1 Block 2 in the Great Plains Software Addition to the City of Fargo, Cass County, North Dakota; thence North 04 degrees 22 minutes 19 seconds West 117.09 feet along the East line of said Lot 1; thence South 88 degrees 05 minutes 21 seconds West, 346.61 feet; thence North 01 degrees 54 minutes 39 seconds West, 335.00 feet; thence South 88 degrees 05 minutes 21 seconds West, 292.25 feet to the point of beginning of the following described 26.50 feet wide strip of land, the centerline of which is described as follows:

Thence North 01 degrees 54 minutes 39 seconds West 55.26 feet; thence Northeasterly on a circular curve, concave to the Southeast with a radius of 736.75 feet and an arc length of 261.20 feet; thence North 18 degrees 24 minutes 08 seconds East 13.37 feet; thence Northeasterly on a circular curve concave to the Northwest with a radius of 613.25 feet and an arc length of 243.76 feet; thence North 04 degrees 22 minutes 19 seconds West 119.16 feet to the South Right of Way of 44th Avenue Southwest and there ending. The side line of said strip to be shortened or lengthened to terminate at said South Right of Way line of 44th Avenue Southwest

Parcel 3:

Together with a South Access Easement, commencing at the Southeast corner of Lot 1, Block 2 in the Great Plains Software Addition to the City of Fargo, North Dakota; thence North 04 degrees 22 minutes 19 seconds West 117.09 feet along the East line of said Lot 1 to the Point of Beginning of the following described 24.00 feet wide strip of land; thence South 88 degrees 05 minutes 21 seconds West for a distance of 346.61 feet and there ending

Parcel 4:

Together with an Easement Agreement, filed for record October 31, 2013 at 11:07 AM as Document No. 1403808 in the Office of the Cass County Recorder.

12. Highlands Ranch I, Highlands Ranch, CO

Parcel I:

Lot 17-A,

HIGHLANDS RANCH FILING NO. 20, 15th AMENDMENT,

County of Douglas.

State of Colorado.

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Parcel II:

The beneficial easements contained in Subassociation Declaration for Highlands Ranch Business Park, Inc., recorded February 21, 1989, in Book 841, at Page 1115, as modified by Amendment recorded June 11, 1990, in Book 916, at Page 49,

County of Douglas,

State of Colorado

Parcel III:

The beneficial easements contained in Declaration of Reciprocal Access and Driveway Easements, recorded July 31, 1992, in Book 1075, at Page 805,

County of Douglas.

State of Colorado.

Parcel IV:

The beneficial easement described in Declaration of Trail Easement recorded December 14, 1999, in Book 1788, at Page 1460,

County of Douglas,

State of Colorado.

Parcel V:

The beneficial easement described in Grant of Easement recorded June 1, 2000, in Book 1851, at Page 1609,

County of Douglas,

State of Colorado.

13. Highlands Ranch II, Highlands Ranch, CO

Lot 18-A, HIGHLANDS RANCH FILING NO. 20, 15th AMENDMENT, County of Douglas, State of Colorado.

14. Interlachen Corporate Center, Edina, MN

Lot 1, Block 1, Haugland Addition, Hennepin County, Minnesota.

Torrens Property:  Certificate of Title No. 1069502

15. Intertech Building, Fenton, MO

Lot 1, of INTERTECH SUBDIVISION, according to the plat thereof recorded in Plat Book 321 page 71 of the St. Louis County, Missouri Records.

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16. Minnesota National Bank, Duluth, MN

Lot Forty-four (44), in Block Six (6), CENTRAL DIVISION OF DULUTH, according to the recorded plat thereof, on file in the office of the Register of Deeds in and for St. Louis County, Minnesota.

Torrens Property

17. Northpark Corporate Center 6 & 8, 1200, & 1210, Arden Hills, MN

Tracts A, B, C and D, Registered Land Survey No. 394, Ramsey County, Minnesota; together with non-exclusive easements set forth in Document Nos. 749317, 759599, 794524 and 1502466.

18. Omaha 10802 Farnam Drive, Omaha, NE

Real property in the City of Omaha, County of Douglas, State of Nebraska, described as follows:

All of Lot 5 and part of Lot 6, Harney West Professional Addition, an Addition to the City of Omaha, Douglas County, Nebraska, more particularly described as follows:

Beginning at the Southeast corner of said Lot 5, Harney West Professional Addition; thence South 89°54’20” West (assumed bearing) along the South line of said Lot 5, Harney West Professional Addition, a distance of 288.01 feet to the Southwest corner of said Lot 5, Harney West Professional Addition, thence North 00°06’49” West, along the West line of said Lot 5, Harney West Professional Addition, a distance of 174.85 feet to a point on the South right of way line of Harney Circle; thence along the Southerly and Easterly right of way line of Harney Circle, on a curve to the left with a radius of 50.00 feet, a distance of 147.06 feet, said curve having a long chord which bears North 05°37’31” East, a distance of 99.50 feet to a point on the East right of way line of Farnam Drive; thence North 00°04’50” West, along said East right of way line of Farnam Drive, a distance of 175.93 feet to a point on the North line of said Lot 6, Harney West Professional Addition; thence North 89°56’01” East, along said North line of Lot 6, Harney West Professional Addition, a distance of 421.55 feet to a point on the West right of way line of Interstate Highway No. 680, said point also being the Northeast corner of said Lot 6, Harney West Professional Addition; thence Southwesterly along the said West right of way line of Interstate No. 680, on a curve to the right with a radius of 1,734.90 feet, a distance of 473.37 feet, said curve having a long chord which bears South 17°36’03” West, a distance of 471.90 feet to the point of beginning.

19. Plaza VII, Boise, ID

THE LAND REFERRED TO IN THIS DOCUMENT IS LOCATED IN THE COUNTY OF ADA, STATE OF IDAHO, AND DESCRIBED AS FOLLOWS:

A PORTION OF THE NORTHWEST QUARTER OF SECTION 8, TOWNSHIP 3 NORTH, RANGE 2 EAST, BOISE-MERIDIAN, ADA COUNTY, IDAHO, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE BRASS CAP MAKING THE NORTHEAST CORNER OF SAID NORTHWEST QUARTER OF SECTION 8; THENCE

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SOUTH 0°18’39” WEST 60.69 FEET ALONG THE EASTERLY BOUNDARY OF SAID NORTHWEST QUARTER OF SECTION 8, TO A POINT ON THE SOUTHERLY BOUNDARY EXTENDED OF FAIRVIEW AVENUE; THENCE

NORTH 89°20’08” WEST 99.37 FEET ALONG THE SAID SOUTHERLY BOUNDARY EXTENDED OF FAIRVIEW AVENUE TO A STATE HIGHWAY RIGHT OF WAY MONUMENT; THENCE CONTINUING

NORTH 89°20’08” WEST 478.41 FEET ALONG THE SOUTHERLY BOUNDARY OF FAIRVIEW AVENUE TO AN IRON PIN, ALSO SAID POINT BEING THE REAL POINT OF BEGINNING; THENCE ALSO CONTINUING

NORTH 89°20’08” WEST 556.69 FEET ALONG THE SAID SOUTHERLY BOUNDARY OF FAIRVIEW AVENUE TO AN IRON PIN; THENCE

SOUTH 0°39’52” WEST 152.43 FEET TO AN IRON PIN ON THE NORTHERLY BOUNDARY OF INTERSTATE HIGHWAY 80N, BOISE CONNECTOR, FEDERAL AID PROJECT NO. 1-1G-80N-1(22)50; THENCE

NORTH 82°57’12” EAST 186.36 FEET ALONG THE SAID NORTHERLY BOUNDARY OF INTERSTATE HIGHWAY 80N, BOISE CONNECTOR TO A STATE HIGHWAY RIGHT OF WAY MONUMENT; THENCE

NORTH 87°45’42” EAST 372.40 FEET ALONG THE SAID NORTHERLY BOUNDARY OF INTERSTATE HIGHWAY 80N, BOISE CONNECTOR TO AN IRON PIN, THENCE LEAVING SAID NORTHERLY BOUNDARY OF INTERSTATE HIGHWAY 80N, BOISE CONNECTOR

NORTH 0°39’52” EAST 108.57 FEET TO THE POINT OF BEGINNING.

20. Plymouth 5095 Nathan Lane, Plymouth, MN

That part of Lot 4, Block 1, Ryan Business Center lying East of the following described line: Beginning at a point in the South line of said Lot 4 a distance of 285.00 feet West of the Southeast corner of said Lot 4; thence North to a point in the North line of said Lot 4 a distance of 290.12 feet West of the Northeast corner of said Lot 4 and there terminating.

21. Prairie Oak Business Center, Eden Prairie, MN

That part of the South Quarter of the Northeast Quarter of the Southwest Quarter of Section 1, Township 116 North, Range 22 West, lying West of Trunk Highway No. 169 as now located and established;

Also

That part of the West 8 rods of the Northeast Quarter of the Southwest Quarter of Section 1, Township 116 North, Range 22 West, lying North of the South Quarter of the Northeast Quarter of the Southwest Quarter of said Section 1 and South of the Southerly boundary of C. S. A. H. No. 61;

Also

That part of the Northwest Quarter of the Southwest Quarter of Section 1, Township 116 North, Range 22 West, Hennepin County, Minnesota, described as follows:

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Commencing at a point on the South line of said Section 1, distant 1152.72 feet East of the Southwest corner thereof; run Northeasterly at an angle of 95 degrees 39 minutes 45 seconds with said South Section line for 558.77 feet; thence deflect to the right on a 1 degree 30 minutes curve (delta angle 17 degrees 05 minutes 59 seconds) for 1139.98 feet; thence on tangent to said curve for 244.34 feet; thence deflect to the left at an angle of 101 degrees 52 minutes 10 seconds for 323.40 feet; thence run Southwesterly at an angle of 94 degrees 52 minutes 58 seconds a distance of 540.00 feet; thence Northwesterly at an angle of 90 degrees 00 minutes 00 seconds a distance of 80.00 feet to the right-of-way line of U. S. Highway No. 169 being the point of beginning of the tract herein described; thence Northeasterly at an angle of 90 degrees 00 minutes 00 seconds along said right-of-way line a distance of 485 feet; thence Northwesterly, Westerly, Southwesterly, Southerly, Southwesterly and Southeasterly along said right-of-way line to the point of beginning, according to Document No. 3821860 Notice of Amendment to Lis Pendens.

22. Rapid City 900 Concourse Drive, Rapid City, SD

Lot One (1) of Block One (1) of Rushmore Business Park, City of Rapid City, as shown by the plat recorded in Book 29 of Plats on page 109 in the office of the Register of Deeds, Pennington County, South Dakota

23. Spring Valley IV, Omaha, NE

LOT 4, IN SPRING VALLEY INDUSTRIAL PARK, AN ADDITION TO THE CITY OF OMAHA, AS SURVEYED, PLATTED AND RECORDED IN DOUGLAS COUNTY, NEBRASKA.

24. Spring Valley V, Omaha, NE

LOTS 1 AND 2, SPRING VALLEY INDUSTRIAL PARK REPLAT 5, AN ADMINISTRATIVE SUBDIVISION, AS SURVEYED, PLATTED AND RECORDED IN DOUGLAS COUNTY, NEBRASKA.

25. Spring Valley X, Omaha, NE

LOT 10, IN SPRING VALLEY INDUSTRIAL PARK, AN ADDITION TO THE CITY OF OMAHA, AS SURVEYED, PLATTED AND RECORDED IN DOUGLAS COUNTY, NEBRASKA

26. Spring Valley XI, Omaha, NE

LOT 11, SPRING VALLEY INDUSTRIAL PARK, AN ADDITION TO THE CITY OF OMAHA, AS SURVEYED, PLATTED AND RECORDED IN DOUGLAS COUNTY, NEBRASKA

27. Superior Office Building, Duluth, MN

The land referred to is situated in the State of Minnesota, County of St. Louis, and is described as follows:

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That part of Lots Three (3), Four (4), Five (5) and Six (6), Block Three (3), ONEOTA INDUSTRIAL PARK FIRST ADDITION lying between the following described lines: A line 51.76 feet Southwest of the Southwesterly line of Lot Two (2), Block Three (3), and as the same is extended, and a line of 241.76 feet Southwest of the Southwesterly line of Lot Two (2), Block Three (3), and as the same is extended, and to that part of Lots Three (3), Four (4), Five (5), and Six (6), Block Three (3), ONEOTA INDUSTRIAL PARK FIRST ADDITION lying between the following described lines: A line 51.76 feet Southwest of the Southwesterly line of Lot Two (2), Block Three (3), and as the same is extended, and a line 33.76 feet Southwest of the Southwesterly line of Lot Two (2), Block Three (3), and as the same is extended.

Torrens and Abstract Property.

28. TCA Building, Eagan, MN

Parcel A:

Lot 1, Block 1, and Outlot A, TRANSPORT AMERICA HEADQUARTERS ADDITION, Dakota County, Minnesota.

Parcel B:

Together with an easement for roadway purposes created in Quit Claim Deed filed as Document No. 487117.

Abstract and Torrens Properly
Torrens Certificate No 131063

29. Three Paramount Plaza, Bloomington, MN

Lot 2, Block 1, Paramount Plaza Addition

Together with that certain Driveway Easement Agreement dated 10-25-1982, filed 11-8-1983 as Document No. 1545902

Together with that certain Easement in connection with a retaining wall dated 4-14-1982, filed 11-8-1983 as Document No. 1589424

Together with that certain Drainage and Utility Easement evidenced by Reciprocal Easement Agreement dated 7-17-1984, filed 7-18-1984 as Document No. 4908155

30. UHC Office, International Falls, MN

The land referred to is situated in the State of Minnesota, County of Koochiching, and is described as follows:

That part of Outlot A, International Square lying Northerly and Westerly of a line described as follows: Commencing at the most easterly corner of said Outlot A; thence North 53 degrees 15 minutes West, record plat bearing, along the Northeasterly line of said Outlot A, a distance of Four Hundred eighty-seven (487) feet to the point of beginning of the line to be described; thence South

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38 degrees 45 minutes West a distance of Four Hundred fifty-five and nine hundredths (455.09) feet to the Southwesterly line of said Outlot A and the Northeasterly right of way of Valley Pine Circle and said line there terminating and that part of Outlot B, International Square, lying Northerly and Easterly of a line described as follows: Commencing at the Northeast corner of said Outlot B; thence South 89 degrees 48 minutes 39 seconds West, record plat bearing, along the North line of said Outlot B, a distance of Four Hundred sixty and forty-two hundredths (460.42) feet to the Northwest corner of said Outlot B; thence South 00 degrees 11 minutes 21 seconds East, along the Westerly line of said Outlot B, a distance of One Hundred Ninety-nine and thirty-four hundredths (199.34) feet to the point of beginning of the line to be described; thence South 27 degrees 12 minutes 07 seconds East a distance of Two Hundred Forty (240) feet to the Southerly line of said Outlot B and the Northerly right of way of Valley Pine Circle and said line there terminating.

Abstract Property.

31. US Bank Financial Center, Bloomington, MN

Real property in the City of Bloomington, County of Hennepin, State of Minnesota, described as follows:

Lot 1, Block 1, Summit State Bank Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

The following portion of the land is registered land as evidenced by Certificate of Title No. 1151946:

Lot 1, Block 1, Summit State Bank Addition, except that part of the East 48 feet lying North of the South line of the North 660 feet of the Northeast Quarter of the Northeast Quarter of Section 2, Township 27, Range 24.

32. Wells Fargo Center, St. Cloud, MN

Parcel 1:

Block E, in the Town (now City) of St. Cloud, according to the plat and survey thereof made by John L. Wilson, and on file and of record in the office of the County Recorder in and for Stearns County, Minnesota.

Said Block E being also described by metes and bounds as follows:

Beginning at the intersection of the Northwesterly line of 2nd Street South (formerly Monroe Street) with the Northeasterly line of 5th Avenue South (formerly Washington Avenue) in said City of St. Cloud; thence Northwesterly along said Northeasterly line of 5th Avenue South for 330 feet more or less to the Southeasterly line of 1st Street South (formerly Lake Street) in said City of St. Cloud; thence Northeasterly along said Southeasterly line of 1st Street South for 264 feet more or less to the Southwesterly line of 4th Avenue South (formerly Percy Avenue) in said City of St. Cloud; thence Southeasterly along said Southwesterly line of 4th Avenue South for 330 feet

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more or less to said Northwesterly line of 2nd Street South; thence Southwesterly along said Northwesterly line of 2nd Street South for 264 feet more or less to the point of beginning.

Subject to an easement for road purposes over that part of said Block E described as follows:

Beginning at the Northeasterly corner of Lot 10, Block E, said point being the most Northerly corner of said Block E; thence Southwesterly along the Northerly line of said Lot 10 for 31.00 feet; thence Southeasterly along a tangential curve to the right having a radius of 33 feet to the Easterly line of said Lot 10; thence Northwesterly along the Easterly line of said Lot 10 to the point of beginning.

Except Condominium Number 16, Northwest Center Condominium, Stearns County, Minnesota.

Parcel 2:

Units 1, 2, 3, 4, 5, 7 and 8, Condominium Number 16, Norwest Center Condominium, Stearns County, Minnesota.

Together with a permanent easement for Skyway over 1st Street South and a part of Block “D”, Town (now City) of St. Cloud, according to the plat and survey thereof made by John L. Wilson, and on file and of record in the office of the County Recorder, in and for Stearns County,

Minnesota, filed on December 2, 1983, in the office of the County Recorder, a Document Number 560549.

Together with easements for non-exclusive ingress and egress and nonexclusive parking purposes as set out in Document Number 560556.

Together with the benefits of Easement dated 12-1-1983, filed 12-2-1983, as Document No. 560559.

33. West River Business Park, Waite Park, MN

Lot 6, Block 1, West River Business Park.

Stearns County, Minnesota

Abstract Property

34. Westgate North & South, Boise, ID

PARCEL A

A parcel of land being a portion of Lot 1 of Block 6, a portion of Block 7 and a portion of the access road shown on the Plat of Westland Acres, a subdivision, as filed for record in the office of the Ada County Recorder, Boise, Idaho in Book 13 of Plats at page 871 and all of Blocks 5 and 6 and a portion of Block 7 of Westgate Shopping Center, a subdivision, as filed for record in the office of the Ada County Recorder, Boise, Idaho in Book 16 of Plats at page 1085, also shown on Record of Survey No. 8570, filed for record in the office of the Ada County Recorder, Boise, Idaho under Instrument No. 109061381 lying in the SE 1/4 of Section 1, T.3N., R.1E., B.M., Boise, Ada County, Idaho and more particularly described as follows:

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BEGINNING at an iron pin marking the Southwest corner of said Block 5 of Westgate Shopping Center; thence along the West boundaries of said Blocks 5, 6 and 7 of Westgate Shopping Center, North 00°00’00” East 340.47 feet to an Iron pin marking a point of curve; thence continuing along the arc of a curve to the left 112.25 feet, said curve having a radius of 165.42 feet, a central angle of 38°52’48” and a long chord bearing

North 19°26’24” West 110.11 feet to an iron pin marking a point of reverse curve; thence continuing along the arc of curve to the right 71.54 feet, said curve having a radius of 105.42 feet, a central angle of 38°52’48” and a long chord bearing

North 19°26’24” West 70.17 feet to an iron pin marking a point of tangent thence continuing

North 00°00’00” East 109.38 feet to an iron pin; thence continuing

North 90°00’00” West 5.00 feet to an iron pin; thence continuing

North 00°00’00” East 131.73 feel to an iron pin; thence leaving said West boundary of Block 7 of Westgate Shopping Center along a line North of and parallel with the South boundary of said Block 7 of Westgate Shopping Center

South 90°00’00” East 245.62 feet to an iron pin; thence along a line Westerly of and parallel with the East boundary of said Block 7 of Westgate Shopping Center

South 00°05’30” East 59.88 feet to an iron pin on the South boundary of said Block 7 of Westgate Shopping Center; thence along said South boundary

South 90°00’00” East 133.00 feet to an iron pin marking the Northeast, corner of said Block 6 of Westgate Shopping Center; thence along the East boundary of said Blocks 6 and 5 of Westgate Shopping Center

South 00°05’30” East 295.03 feet to an iron pin marking the Northwest corner of said Lot of Block 6 of Westland Acres; thence along the North boundary of said Lot 1 of Block 6 of Westland Acres

North 90°00’00” East 27.09 feet to a point; thence

South 00°00’26” East 121.27 feet to a point inside a common wall; thence along said common wall the following courses and distances:

South 89°59’34” West 20.00 feet to a point; thence

South 00°00’26” East 91.08 feet to a point; thence

South 89°59’34” West 10.01 feet to a point; thence

South 00°00’26” East 63.14 feet to a point; thence

South 89°59’34” West 2.70 feet to a point; thence

South 00°00’26” East 5.39 feet to a point; thence

North 89°59’34” East 0.51 feet to a point; thence

South 00°00’26” East 1.15 feet to a point of ending of said common wall; thence

South 00°00’26” East 100.35 feet to an iron pin; thence

South 88°57’00” East 5.68 feet to an iron pin on the East boundary of said Block 5 of Westgate Shopping Center; thence along said East boundary

South 00°05’30” East 20.00 feet to an iron pin marking the Southeast corner said Block 5 of Westgate Shopping Center; thence along the South boundary of said Block 5 of Westgate Shopping Center

North 88°54’46” West 180.00 feet to an iron pin marking a point of curve; thence along the arc of a curve to the left 134.89 feet, said curve having a radius of 57295.80 feet a central angle of 0°08’06” and a long chord bearing

North 88°58’49” West 134.89 feet to the POINT OF BEGINNING,

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And also:

PARCEL B

A parcel of land being a portion of Block 7 of Westgate Shopping Center, a subdivision, as filed for record in the office of the Ada County Recorder, Boise, Idaho in Book 16 of Plats at page 1085, also shown on Record of Survey No. 8570, filed for record in the office of the Ada County Recorder, Boise, Idaho under Instrument No. 109061381 lying in the SE 1/4 of Section 1, T.3N., R.1E., B.M., Boise, Ada County, Idaho and more particularly described as follows:

Commencing at the Southwest corner said Block 7 of Westgate Shopping Center thence along the West boundary of said Block 7

North 00°00’00” East 59.88 feet to an iron pin marking the POINT OF BEGINNING; thence continuing

North 00°00’00’ East 145.09 feet to an iron pin marking the Southwest corner of Birchwood No. 2 Subdivision, as filed for record in the office of the Ada County Recorder, Boise, Idaho in Book 63 of Plats at page 6414; thence along the South boundary of said Birchwood No. 2 Subdivision

North 90°00’00” East 378.39 feet to an iron pin marking the Southeast corner of said Birchwood No. 2 Subdivision; thence along the East boundary of said Block 7 of Westgate Shopping Center

South 00°05’30” East 204.97 feet to an iron pin marking the Southeast corner of said Block 7 of Westgate Shopping Center; thence along the South boundary of said Block 7 of Westgate Shopping Center

North 90°00’00” West 133.00 feet to an iron pin; thence along a line West of and parallel with said East boundary of Block 7 of Westgate Shopping Center

North 00°05’30” West 59.88 feet to an iron pin; thence along a line North of and parallel with the said South boundary of Block 7 of Westgate Shopping Center

North 90°00’00” West 245.62 feet to the POINT OF BEGINNING,

PARCEL C

Reciprocal Easement Agreement for Ingress-Egress, and the terms and conditions contained therein;

By                                : James K. Wood & Zetta J. Wood

and Between :Terteling Trust #8 and Roger L. Anderson & Susan I. Anderson

Recorded: April 22, 1992 as Instrument No. 9225295, record of Ada County, Idaho

A Centerline for the easement being described as follows:

Commencing as the northeast corner of said Block 7;

thence SOUTH along the easterly boundary of said Block 7 a distance of 197.37 feet to the POINT OF BEGINNING;

thence leaving said easterly boundary WEST a distance of 244.87 feet to a point;

thence S 0 18’27”E a distance of 65.50 feet to a point;

thence N 88 57’00” W a distance of 435.58 feet to a point;

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thence NORTH a distance of 59.06 feet to a point;

thence WEST a distance of 35.89 feet to the westerly boundary of aid BLOCK 5 and being the POINT OF BEGINNING.

PARCEL D

Reciprocal Easement Agreement for Utility and Service, and the terms and conditions contained therein;

By                                : James K. Wood & Zetta J. Wood

and Between :Roger L. Anderson L. Anderson & Susan I. Anderson

Recorded: April 22, 1992 as Instrument No. 9225296, record of Ada County, Idaho

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Exhibit 2

List of Due Diligence Documents

1.                   A current rent roll for the Property.

2.                   A copy of all of the Leases.

3.                   A list of all Security Deposits, prepaid rent or other sums currently held by Seller under the Leases.

4.                   A list of the Personal Property (if any).

5.                   A copy of all Service Contracts (if any).

6.                   Copies of Seller’s most recent environmental reports prepared for or in connection with the Property, to the extent that the same are in the possession or control of Seller, have been provided to Buyer prior to the Effective Date.

7.                   Income and expense statements showing the financial results of operating the Property for Seller’s last three fiscal years (5/1 through 4/30), and current-to-date financial statements for the current fiscal year.

8.                   Copies of all real estate tax statements associated with the Property for the current year and for the preceding 3 years.

9.                   Copies of all promissory notes, mortgages and any other related loan documents and loan information relating to the Debt.

Exhibit 3

Description of the Debt

Date of Loan:  4-1-2011

Original Principal Balance:  $18,500,000.00

Current Principal Balance:  $17,417,412 (as of 5-31-2015)

Interest Rate:  5.51% (fixed)

Maturity Date:  4-1-2021

Exhibit 4.1

Allocation of Consideration to Individual Property

[To be provided by Buyer on or prior to the Closing Date,

subject to the reasonable approval of Seller]

1

Exhibit 7.1.1

Leasing Costs Outstanding Under Existing Leases

[To be provided by Seller to Buyer at least 10 days prior to Closing]

1

Exhibit 9

TENANT ESTOPPEL CERTIFICATE

                                                                                             (“Tenant”) hereby certifies as follows:

1.             The undersigned is the Tenant under that certain Lease dated               (as amended and supplemented by the following instruments:

(collectively, the “Lease”), between IRET Properties, a North Dakota Limited Partnership, or its predecessors in interest (“Landlord”) as landlord and Tenant covering a portion of the property known as           located at               (the “Property”).  The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises (as defined below) and there are no amendments, modifications or supplements to the Lease, whether oral or written, except for those set forth in this Section 1.

2.             Pursuant to the Lease, Tenant has leased approximately            rentable square feet of space (the “Premises”) at the Property.  The term of the Lease commenced on              , and terminates on                  . Tenant has no option to terminate the Lease except as expressly set forth in the Lease.

3.             Tenant has paid Base Rent and Additional Rent, to the extent due and payable, through             .  The next Base Rent payment in the amount of $            and the next payment of Tenant’s prorata share of real estate taxes and operating expenses under the Lease are due on             .  Tenant’s prorata share of real estate taxes and operating expenses is             percent (   %).No other rent has been paid in advance.

4.             Tenant has paid to Landlord a security deposit of $              and same is in the form of                    [cash / letter of credit] (none, if no figure inserted).

5.             Tenant does not have any right or option to lease or occupy other space at the Property except as expressly provided in the Lease.  Tenant does not have any preferential right (including right of first refusal, right of first offer, option or other agreement) to purchase all or any part of the Premises or the Property, except                    . Tenant has no right to renew or extend the terms of the Lease except                 . If any space set forth above is left blank, that will mean that no exceptions are applicable to such statement.

6.             All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises, and any contributions, reimbursements, rent concessions, work credits and/or tenant improvement allowances due to Tenant have been paid in full, except for the following:                                   . If the space set forth above is left blank, that will mean that no exceptions are applicable to such statement.

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7.             To the best of Tenant’s knowledge, Landlord is not in material default in the performance of the terms and provisions of the Lease.  Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. As of this date, to Tenant’s knowledge, there are no state of facts which, with notice, the passage of time, or both, would result in a default, under the Lease on the part of either Tenant or Landlord.

8.             Tenant has no claim or defense against Landlord under the Lease and there are no current offsets or credits against either (i) its performance of the terms and provisions of the Lease, including (without limitation) the payment of rent or other sums due thereunder or (ii) Landlord and no free periods or rental concessions have been granted to Tenant applicable to the portion of the term of the Lease arising from and after the date hereof, except as expressly set forth in the Lease.

9.             None of the following have been done by, against, or with respect to Tenant:  (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of the property of Tenant generally; or (c) an assignment for the benefit of creditors generally.  There are no actions, voluntary or otherwise, pending or, to the best knowledge of the Tenant, threatened against the Tenant under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

This certificate is given to                           and its successors and assigns (collectively, “Buyer”), with the understanding that Landlord, Buyer and Buyer’s lenders (and their affiliates), successors and assigns will rely hereon and shall be binding on the undersigned, its successors and/or assigns.

TENANT:

Printed name of Tenant (exactly as appears on Lease)

By:
Print Name:
Print Title:
Date:

2

Exhibit 10.4(b)

Form of General Assignment and Assumption Agreement

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of           , 2015, between IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (“Assignor”), and                      , a                          (“Assignee”).

W I T N E S S E T H:

Terms not defined herein shall have the meanings ascribed thereto in the Agreement for Sale and Purchase of Property dated effective as of            , 2015 (the “Agreement”), between Assignor and Assignee.  The Agreement is hereby incorporated by reference.

That Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby conveys, grants, bargains, sells, transfers, sets over, assigns, releases, delivers and confirms to Assignee, all of Assignor’s right, title and interest in and to:

1.                   Assignor’s interest in the leases and occupancy agreements identified on Exhibit “A” attached hereto (the “Leases”), together with (a) all tenant Security Deposits (and any interest thereon required by applicable law or contract) held by Assignor that relates or pertains to the Leases, and (b) Assignor’s interest in any guaranty of any of the Leases;

2.                   Assignor’s interest in all agreements and contracts identified on Exhibit “B” attached hereto (the “Service Agreements);

3.                   Assignor’s interest in all warranties, guarantees, plans, specifications, documents, instruments, licenses, permits, approvals, authorizations, certificates (including certificates of occupancy), and operating manuals associated with the construction and operation of the Property (as defined in the Agreement of Sale).

Assignee hereby (i) expressly assumes the obligation for the performance of all of the obligations of Assignor under the Leases and Service Agreements in respect of the period on or after the date hereof (the “Assignee’s Obligations”) and (ii) indemnifies, defends and holds harmless Assignor from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys’ fees and disbursements) relating to the Assignee’s Obligations.

Assignor hereby (i) expressly assumes the obligation for the performance of all of the obligations of Assignor under the Leases and Service Agreements in respect of the period prior to the date hereof (the “Assignor’s Obligations”) and (ii) indemnifies, defends and holds harmless Assignee from and against any and all claims, actions, demands, liabilities, suits, causes of action, damages, costs or expenses (including, without limitation, attorneys’ fees and disbursements) relating to the Assignor’s Obligations.

This General Assignment and Assumption Agreement shall inure to the benefit of all parties hereto and their respective heirs, successors and assigns.  The indemnification provisions in this General Assignment and Assumption Agreement shall supplement, not replace, any indemnification provisions contained within the Agreement.  This General

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Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this General Assignment and Assumption Agreement as of the day and year first above written.

ASSIGNOR:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By: IRET, Inc., its general partner

By:
Print Name: Michael A. Bosh
Print Title: Executive Vice President

ASSIGNEE:

,
a

By:
Print Name:
Print Title:

2

Exhibit 10.4(c)

Form of Non-Foreign Certificate

CERTIFICATE OF NON-FOREIGN

STATUS BY ENTITY (NON-INDIVIDUAL) TRANSFEROR

1.             Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person.

2.             In order to inform                               (hereinafter referred to as the “Buyer”) that withholding of tax is not required upon disposition of a U.S. real property interest by the seller/transferor named below (hereinafter referred to as the “Seller”), the undersigned hereby certifies and declares by means of this certificate, the following on behalf of the Seller:

a.              That the Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations).

b.              That the Seller’s employer identification number is 91-1764859.

c.               That the Seller’s office address is 1400 31st Avenue SW, Suite 60, Minot, North Dakota.

3.             The Seller understands that this certificate may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained in this certificate may be punished by fine, imprisonment, or both.

4.             The Seller understands that the Buyer is relying on this certificate in determining whether withholding is required and the Buyer may have liabilities if any statement in this certificate is false.  The Seller hereby indemnifies the Buyer, and agrees to hold the Buyer harmless, from any liability or cost which the Buyer may incur as a result of: (i) the Seller’s failure to pay any U.S. Federal income tax which the Seller is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete.  I further declare that I have authority to sign this document on behalf of the Seller.

EXECUTED in Ward County, State of North Dakota, on             , 2015.

SELLER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By:  IRET, Inc., its general partner

By:
Print Name: Michael A. Bosh
Print Title: Executive Vice President

For federal income tax purposes, the Buyer should not record this certificate with the county recorder, nor should the certificate be filed with the IRS, but it should be kept with the Buyer’s tax records relating to the subject real estate transfer.

Exhibit 10.4(d)

Form of Bill of Sale

BILL OF SALE

This Bill of Sale is made and executed effective as of          , 2015 (the “Closing Date”), by IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP (“Seller”), to                     , a                  (“Buyer”).

Recitals:

A.            Seller and Buyer have entered into an Agreement for Sale and Purchase of Property, dated effective as of             , 2015 (the “Agreement”), pursuant to which Seller has agreed to convey to Buyer one or more certain tracts of land more particularly described and defined as the “Land” in the Agreement (the “Land”), together with such other property interests as constitute the “Property” (as defined in the Agreement).

B.            Seller desires to assign, to transfer, and to convey to Buyer, subject to the terms and conditions of this Bill of Sale and of the Agreement, the “Personal Property” (as hereinafter defined).

NOW THEREFORE, in consideration of the receipt of good and valuable consideration in hand paid by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller does hereby grant, bargain, sell, assign, transfer, set over, convey, and deliver to Buyer, its legal representatives, its successors, and its assigns, effective as of the Closing Date, all of Seller’s right, title, and interest in and to all fixtures (other than tenant trade fixtures), equipment (excluding construction equipment and materials), apparatus, machinery, appliances, furnishings, and all other tangible personal property owned by Seller that is located on the Land and used in connection with the operation and ownership of the Land and “Improvements” (as defined in the Agreement), and all leasehold improvements located thereon (all such property not so expressly excluded being herein collectively referred to as the “Personal Property”).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective on the date first above written.

[signature page to follow]

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SELLER:

IRET PROPERTIES, A NORTH DAKOTA LIMITED PARTNERSHIP

By:  IRET, Inc., its general partner

By:
Print Name: Michael A. Bosh
Print Title: Executive Vice President

STATE OF NORTH DAKOTA	)
) ss.
COUNTY OF WARD	)

The foregoing instrument was acknowledged before me this      day of          , 2015, by Michael A. Bosh, the Executive Vice President of IRET, Inc., the general partner of IRET Properties, a North Dakota Limited Partnership.

, Notary Public
State of North Dakota
My commission expires:

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EXHIBIT 12

Shared Leasing Costs

1.              Proposed Fifth Amendment To Lease with HDR Engineering, Inc., as tenant, at Golden Hills Office Center, 701 Xenia Avenue South, Golden Valley, Minnesota.  Upon execution of this Agreement, Buyer expressly approves this Modification.  At Closing, Buyer and Seller shall allocate the costs of this Modification as follows:

Description		Expense	Allocation
Tenant improvements (1)		$493,584.00	100% to Seller
Leasing commissions		$265,776.00	100% to Seller
Free rent		$291,404.40	100% to Buyer
Other costs
Moving allowance	$113,904.00
Space planning allowance	$6,834.24	$120,738.24	100% to Seller
TOTAL		$1,171,502.64

(1) Estimate of $13.00 x 37,968 sf = $493,584

2.              First Amendment To Lease Agreement dated May 5, 2015, with Arcadis Corporate Services, Inc., as tenant, at Highlands Ranch I, 630 Plaza Drive, Highlands Ranch, Colorado.  At Closing, Buyer and Seller shall allocate the costs of this Existing Lease as follows:

Description	Expense	Allocation
Tenant improvements - Prior (1)	$171,968.71	100% to Seller
Tenant improvements - New	$1,455,360.00	100% to Buyer
Leasing commissions	$363,840.00	100% to Buyer
Free rent	$343,935.26	100% to Buyer
Other costs	$0.00
TOTAL	$2,335,103.97

(1) Tenant will apply this entire remaining balance as a rent credit in June and July 2015.